EXECUTION COPY




                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                  by and among

                              DIGITAL IMPACT, INC.

                         JUMPER ACQUISITION CORPORATION

                              MARKETLEAP.COM, INC.

                                 NOEL McMICHAEL

                                       and

                                    PAUL OWEN

                            as Principal Stockholders

                                       and

                                 NOEL McMICHAEL

                          as Stockholder Representative



                                  July 10, 2004



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                                TABLE OF CONTENTS
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Article I DEFINITIONS AND INTERPRETATIONS.............................................................................2
         1.1      Certain Definitions.................................................................................2
         1.2      Certain Interpretations.............................................................................8

Article II THE MERGER.................................................................................................9
         2.1      The Merger..........................................................................................9
         2.2      Closing and Effective Time..........................................................................9
         2.3      Legal Effect of the First Merger...................................................................10
         2.4      Certificate of Incorporation and Bylaws............................................................10
         2.5      Directors and Officers.............................................................................10
         2.6      Capital Stock of Constituent Corporations..........................................................10
         2.7      Computation of Earnout Shares......................................................................13
         2.8      Dissenting Shares..................................................................................14
         2.9      Exchange Procedures................................................................................15
         2.10     No Further Ownership Rights in Company Capital Stock...............................................16
         2.11     Lost, Stolen or Destroyed Certificates.............................................................17
         2.12     Tax Consequences...................................................................................17
         2.13     Further Assurances.................................................................................17

Article III REPRESENTATIONS AND WARRANTIES  OF THE COMPANY AND THE PRINCIPAL STOCKHOLDERS............................18
         3.1      Organization.......................................................................................18
         3.2      Authority..........................................................................................18
         3.3      Conflicts..........................................................................................19
         3.4      Consents...........................................................................................19
         3.5      Company Capital Structure..........................................................................20
         3.6      Subsidiaries.......................................................................................21
         3.7      Company Financial Statements.......................................................................21
         3.8      No Undisclosed Liabilities.........................................................................21
         3.9      No Changes.........................................................................................21
         3.10     Taxes..............................................................................................22
         3.11     Employee Benefit Plans and Compensation............................................................24
         3.12     Intellectual Property..............................................................................27
         3.13     Restrictions on Business Activities................................................................30
         3.14     Properties.........................................................................................30
         3.15     Material Contracts.................................................................................32
         3.16     Insurance..........................................................................................33
         3.17     Litigation.........................................................................................33
         3.18     Governmental Authorization.........................................................................34
         3.19     Compliance with Laws...............................................................................34
         3.20     Environmental Compliance...........................................................................34

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         3.21     Interested Party Transactions......................................................................35
         3.22     Minute Books.......................................................................................35
         3.23     Brokers' and Finders' Fees.........................................................................35
         3.24     Accounts Receivable................................................................................35
         3.25     Warranties; Indemnities............................................................................35
         3.26     Financial Projections/Operating Plan...............................................................36
         3.27     Banks and Brokerage Accounts.......................................................................36
         3.28     Customers and Suppliers............................................................................36
         3.29     Representations Complete...........................................................................36

Article IV ADDITIONAL REPRESENTATIONS AND WARRANTIES  OF THE PRINCIPAL STOCKHOLDERS..................................36
         4.1      Organization.......................................................................................37
         4.2      Authority..........................................................................................37
         4.3      No Conflict........................................................................................37
         4.4      Ownership of Company Capital Stock.................................................................37
         4.5      Access to Information..............................................................................37
         4.6      Entirely for Own Account...........................................................................38
         4.7      Accredited Investor; Economic Risk.................................................................38
         4.8      Restricted Securities..............................................................................38
         4.9      Disposition under the Securities Act...............................................................38
         4.10     Absence of Claims by the Principal Stockholders....................................................39

Article V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB....................................................39
         5.1      Organization, Standing and Power...................................................................39
         5.2      Authority..........................................................................................39
         5.3      No Conflicts.......................................................................................39
         5.4      Consents...........................................................................................40
         5.5      Parent Common Stock................................................................................40
         5.6      Parent SEC Documents...............................................................................40
         5.7      Broker's and Finders' Fees.........................................................................40

Article VI CONDUCT OF THE COMPANY  PRIOR TO THE EFFECTIVE TIME.......................................................41
         6.1      Conduct of Business of the Company.................................................................41
         6.2      No Solicitation....................................................................................43

Article VII ADDITIONAL AGREEMENTS....................................................................................44
         7.1      Stockholder Securities Law Compliance and Approval.................................................44
         7.2      Commercially Reasonable Efforts; Governmental Approvals; Contract Consents.........................44
         7.3      Notification of Certain Matters....................................................................45

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                               TABLE OF CONTENTS
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         7.4      Access to Information..............................................................................45
         7.5      Confidentiality....................................................................................46
         7.6      Public Disclosure..................................................................................46
         7.7      Rule 145 Affiliates................................................................................46
         7.8      Employee Plans.....................................................................................46
         7.9      Statement of Liabilities...........................................................................46
         7.10     Spreadsheet........................................................................................46
         7.11     S-8 Registration...................................................................................47
         7.12     Grant of Options to Continuing Employees...........................................................47
         7.13     Expenses...........................................................................................47
         7.14     Nasdaq Listing.....................................................................................47
         7.15     Tax Opinion........................................................................................47
         7.16     Registration Rights................................................................................48

Article VIII CONDITIONS TO THE MERGER................................................................................51
         8.1      Conditions to Obligations of Each Party............................................................51
         8.2      Conditions to the Obligations of Parent and Merger Sub.............................................51
         8.3      Conditions to Obligations of the Company and the Principal Stockholders............................54

Article IX SURVIVAL AND INDEMNIFICATION..............................................................................55
         9.1      Survival of Representations, Warranties and Covenants..............................................55
         9.2      Indemnification....................................................................................55
         9.3      Limitations on Indemnification.....................................................................57
         9.4      Notice of Claim....................................................................................57
         9.5      Resolution of Notice of Claim......................................................................58
         9.6      Release of Escrow Fund.............................................................................59
         9.7      Third-Party Claims.................................................................................59
         9.8      Stockholder Representative.........................................................................59

Article X TERMINATION, AMENDMENT AND WAIVER..........................................................................60
         10.1     Termination........................................................................................60
         10.2     Effect of Termination..............................................................................61
         10.3     Amendment..........................................................................................62
         10.4     Extension and Waiver...............................................................................62

Article XI GENERAL PROVISIONS........................................................................................62
         11.1     Notices............................................................................................62
         11.2     Counterparts.......................................................................................63
         11.3     Entire Agreement...................................................................................64
         11.4     Third Party Beneficiaries..........................................................................64
         11.5     Assignment.........................................................................................64
         11.6     Severability.......................................................................................64

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         11.7     Other Remedies.....................................................................................64
         11.8     Governing Law......................................................................................64
         11.9     WAIVER OF JURY TRIAL...............................................................................64
         11.10    Specific Performance...............................................................................65
         11.11    Tax Advisors.......................................................................................65

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                         INDEX OF EXHIBITS AND SCHEDULES

Exhibit                             Description
-------                             -----------
Exhibit A                           Form of Affiliate Agreement
Exhibit B                           Form of Offer Letter
Exhibit C                           Form of Protective Covenant Agreement
Exhibit D                           Form of Escrow Agreement
Exhibit E                           Form of Letter of Transmittal
Exhibit F-1 through F-2             Required Consulting Agreements
Exhibit G                           Boswell Relocation Agreement
Exhibit H                           Plan Amendment
Exhibit I                           Lease Assumption Agreement, Release and
                                    Consent
Exhibit J                           Form of Opinion of Counsel to Company


Schedule                   Description
--------                   -----------
Schedule I                 Specified Company Liabilities
Schedule II                Specified Stockholder Liabilities
Schedule 6.1(b)            Conduct Between Signing and Closing
Schedule 7.7               List of Rule 145 Affiliates
Schedule 8.2(e)            Third Party Consents

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Agreement") is made and entered into as of July 10, 2004 by and among Digital Impact, Inc., a Delaware corporation ("Parent"), Jumper Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Marketleap.com, Inc., a Delaware corporation (the "Company"), Noel McMichael and Paul Owen, principal stockholders of the Company (each, a "Principal Stockholder," and collectively the "Principal Stockholders"), and Noel McMichael (the "Stockholder Representative").

                              W I T N E S S E T H:

         WHEREAS, the Boards of Directors of each of Parent, Merger Sub, and the Company believe it is in the best interests of their respective companies and their respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "First Merger"), and, as part of the same overall transaction, the surviving entity of the First Merger may merge with and into Newco (defined below) upon the terms and conditions set forth herein, and, in furtherance thereof, have approved this Agreement, the First Merger and the other transactions contemplated hereby.

         WHEREAS, concurrently with the execution and delivery of this Agreement, and as a material inducement to Parent and Merger Sub to enter into this Agreement, holders of a majority of the outstanding shares of Company Common Stock are delivering to Parent executed stockholder consents pursuant to which such holders are consenting to the approval of the First Merger and the adoption of this Agreement, such consent to be effective as of immediately following the execution of this Agreement.

         WHEREAS, pursuant to the First Merger, Merger Sub will merge with and into the Company whereupon the separate corporate existence of Merger Sub will cease and the Company will continue as a wholly-owned subsidiary of Parent, and all of the outstanding capital stock of the Company will be converted into the right to receive the consideration set forth herein.

         WHEREAS, concurrently with the execution and delivery of this Agreement, and as a material inducement to Parent and Merger Sub to enter into this Agreement, (i) the Principal Stockholders, are entering into separate Affiliate Agreements in the form attached hereto as Exhibit A (each, an "Affiliate Agreement" and collectively, the "Affiliate Agreements"), (ii) the Key Employees and the Principal Stockholders are entering into separate employment offer letters in the form attached hereto as Exhibit B (each, an "Offer Letter" and collectively, the "Offer Letters") and (iii) the Principal Stockholders are entering into separate Protective Covenant Agreements in the form attached hereto as Exhibit C (each, a "Protective Covenant Agreement" and collectively, the "Protective Covenant Agreements").

                                       Sch. 8.2(e)-1

         WHEREAS, the Company and the Principal Stockholders, on the one hand, and Parent and Merger Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the First Merger.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements and other covenants set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   ---------

                         DEFINITIONS AND INTERPRETATIONS
                         -------------------------------

 1.1 Certain Definitions. For all purposes of and under this Agreement, the capitalized terms set forth below shall have the respective meanings ascribed thereto below:

         "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

         "Ancillary Agreements" shall mean the Affiliate Agreements, the Offer Letters, the Protective Covenant Agreements, the Escrow Agreement and the Lease Assumption Agreement, Release and Consent.

         "Cash Amount" shall mean an amount equal to (x) One Million Five Hundred Twenty Four Thousand Nine Hundred Forty Two U.S. dollars ($1,524,942), less (y) the amount of any Estimated Specified Company Liabilities in excess of the Specified Company Liabilities.

         "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Common Cash Amount" shall mean $1,190,000 less the sum of (x) the Estimated Third Party Expenses in excess of $22,500 and (y) the Specified Stockholder Liabilities.

         "Common Cash Exchange Ratio" shall mean the quotient obtained by dividing (x) the Common Cash Amount by (y) the Total Outstanding Shares.

         "Common Merger Exchange Ratio" shall mean an amount equal to (x) the Common Merger Shares divided by (y) the Total Outstanding Shares.

         "Common Merger Shares" shall mean 840,000 shares of Parent Common
Stock.

         "Company Capital Stock" shall mean the Company Common Stock and any other shares of capital stock of the Company, taken together.

         "Company Common Stock" shall mean shares of common stock, $0.0001 par value per share, of the Company.

         "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation.

         "Company Intellectual Property" shall mean any Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to the Company.

         "Company Material Adverse Effect" shall mean any change, event or effect that has had, or is reasonably likely to have, a material adverse effect on the business, assets (whether tangible or intangible), liabilities, financial condition, results of operations, prospects or capitalization of the Company and its subsidiaries, taken as a whole.

         "Company Options" shall mean options (including commitments to grant options or other rights) to purchase or otherwise acquire Company Capital Stock (whether or not vested) granted or otherwise issued under the Company Stock Option Plan.

         "Company Stock Option Plan" shall mean the Company's 2000 Long-Term Incentive Plan.

         "Company Subsidiary" shall mean a corporation or other business entity in which the Company owns, directly or indirectly, at least a fifty percent (50%) interest or that is otherwise, directly or indirectly, controlled by the Company.

         "Continuing Employee" shall mean each employee of the Company who remains an employee of Parent or any of its subsidiaries, including the First-Step Corporation, after the Closing Date.

         "Contract" shall mean any written or oral legally binding contract, agreement, instrument, commitment or undertaking (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts and purchase orders).

         "DOL" shall mean the United States Department of Labor or any successor thereto.

         "Earnout Exchange Ratio" shall mean the quotient obtained by dividing
(x) the applicable Earnout Shares, by (y) the Fully Diluted Shares.

         "Earnout Revenue" shall mean the revenues of Parent and its subsidiaries derived from its Search and Acquisition Services Business for the fiscal year ending March 31, 2005, prepared on a "net" basis in accordance with GAAP as traditionally applied by Parent's auditors (Parent's auditor's decision of whether an item of revenue should be recognized on a "net" or "gross" basis to be determinative for this purpose), less any sales or bad debt reserves with respect to such revenue; provided, however, that such revenues shall exclude (i) all such revenues with respect to which there exists accounts receivable aged at over 90 days as of March 31, 2005, unless otherwise collected prior to the issuance of the written report prepared pursuant to Section 2.7, (ii) all revenues of the Company attributable to any period prior to the Closing Date (including any such revenues that may be restated and recognized by Parent in periods after the Closing Date) and (iii) any new sources of Search or Acquisition Services Business revenues attributable to any acquisitions, mergers, joint ventures, business combinations or other transactions outside of the ordinary course of business entered into by Parent or any of its subsidiaries following the Closing Date.

         "Earnout Shares" shall mean, in the event the Final Earnout Revenue is
(x) less than $4,400,000, the Earnout Shares shall equal zero, (y) equal to or greater than $4,400,000, but less than or equal to $5,000,000, the Earnout Shares shall equal 100,000 shares of Parent Common Stock, and (z) greater than $5,000,000, the Earnout Shares shall equal 200,000 shares of Parent Common Stock.

         "Employee" shall mean any current or former or retired employee, consultant or director of the Company or any Affiliate.

         "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract between the Company or any Affiliate and any Employee.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" shall mean Greater Bay Trust Company, or another institution reasonably acceptable to Parent and the Stockholder Representative.

         "Escrow Fund" shall mean the Escrowed Shares plus the Escrowed Cash.

         "Escrowed Cash" shall mean an amount of cash equal to (a) the product obtained by multiplying (x) the Cash Amount by (y) 0.20, less (b) the sum of (i) the product obtained by multiplying (x) the Estimated Third Party expenses in excess of $22,500 by (y) 0.80, and (ii) the product obtained by multiplying (x) the Specified Stockholder Liabilities by (y) 0.80.

         "Escrowed Shares" shall mean a number of shares of Parent Common Stock equal to the product obtained by multiplying (x) the Merger Shares, by (y) 0.20.

         "Estimated Specified Company Liabilities" shall mean the amount of Specified Company Liabilities estimated in good faith by the Company to be outstanding as of the Effective Time, as set forth on the Statement of Liabilities.

         "Estimated Third Party Expenses" shall mean the amount of Third Party Expenses estimated in good faith by the Company to be outstanding as of the Effective Time, as set forth on the Statement of Liabilities.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

         "Final Earnout Revenue" shall have the meaning ascribed to such term in
Section 2.7.

         "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.

         "Fully Diluted Shares" shall mean the aggregate number of shares of Company Capital Stock (including Company Options, and any securities or other rights, whether vested or unvested, convertible into, exercisable for, exchangeable for, to acquire or purchase, shares of Company Capital Stock on an as-converted, exercised or exchanged to Company Capital Stock basis) issued and outstanding immediately prior to the Effective Time.

         "GAAP" shall mean United States generally accepted accounting principles consistently applied.

         "Governmental Authority" shall mean any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission.

         "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

         "Intellectual Property" shall mean any or all of the following (i) works of authorship including, without limitation, computer programs, source code, and executable code, whether embodied in software, firmware or otherwise, architecture, documentation, designs, files, records, data and mask works, (ii) inventions (whether or not patentable), discoveries, improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data,
(v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites, (vii) tools, methods and processes, and (viii) any and all instantiations of the foregoing in any form and embodied in any media.

         "Intellectual Property Rights" shall mean worldwide common law and statutory rights associated with (i) patents and patent applications, (ii) copyrights, copyright registrations and copyright applications, "moral" rights and mask work rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) domain name registrations, (vi) trademarks, trade names and service marks, and registrations and registration applications therefor (vii) analogous rights to those set forth above, and (viii) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable).

         "International Employee Plan" shall mean any Company Employee Plan or Employee Agreement that has been adopted or maintained by the Company or any Affiliates, whether formally or informally or with respect to which the Company or any Affiliate will or may have any liability with respect to Employees who perform services outside the United States.

         "IRS" shall mean the United States Internal Revenue Service or any successor thereto.

         "Key Consultant" shall mean the following consultant to the Company:
Mikkel Svendsen.

         "Key Employees"  shall mean the following  employees of the Company:
Keith Boswell,  Michael Hawk and Derrick Wheeler.

         "Knowledge" with respect to the Company shall mean the knowledge of the Company's directors, officers, the Key Employees, the Key Consultant, the Principal Stockholders and Robert Curry; provided, however, that such person shall have made reasonable inquiry of those employees and consultants of the Company who would reasonably be expected to have knowledge of the matter in question; provided, further, however, that if any such person shall not make such reasonable inquiry, then such person shall be deemed to have knowledge of those facts or matters that such person would reasonably be expected to have had such person made such inquiry.

         "Liability" or "Liabilities" shall mean any debt, liability or obligation, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, including those arising under any law, action or governmental order and those arising under any Contract.

         "Lien" shall mean any lien, pledge, charge, claim, mortgage, security interest or other encumbrance of any kind whatsoever.

         "Losses" shall mean all damages, costs, Liabilities, losses (including lost profits and diminution in value), fines, penalties, Taxes, deficiencies and expenses, including reasonable attorneys' fees, other professionals' and experts fees, costs of investigation, defense and court costs. In determining the amount of any Losses in respect of the failure of any representation or warranty to be true and correct as of any particular date (but not in determining whether any such representation and warranty is, in fact, true and correct), any "Company Material Adverse Effect," materiality or other similar qualifier set forth in such representation or warranty shall be disregarded.

         "Merger Shares" shall mean 1,251,651 shares of Parent Common Stock.

         "Option Cash Amount" shall mean an amount equal to (x) the Cash Amount, minus (y) the Common Cash Amount.

         "Option Merger Shares" shall mean an amount equal to (x) the Merger Shares, minus (y) the Common Merger Shares.

         "Option Shares" shall mean the number of shares of Company Common Stock that were issuable upon exercise of all Company Options outstanding as of immediately prior to the Effective Time.

         "Parent Common Stock" shall mean shares of the common stock, par value $0.001 per share, of Parent.

         "Parent Material Adverse Effect" shall mean a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition or results of operations of Parent and its subsidiaries, taken as a whole.

         "Parent Option" shall mean any option to purchase shares of Parent Common Stock issued pursuant to the terms of Section 2.6(d) hereof in connection with the assumption of a Company Option.

         "Pension Plan" shall mean each Company Employee Plan that is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

         "Registered Intellectual Property" shall mean Intellectual Property and Intellectual Property Rights that have been registered, filed, certified or otherwise perfected or recorded with any state, government or other public legal authority.
         "Search and Acquisition Services Business" shall mean the business of Parent and its subsidiaries of providing: (x) services in connection with search engine marketing and optimization (the "Search Services"), and (y) services in connection with list rental or co-registration (ProspectNet), or purchasing or obtaining email appends, banner ads and other media (the "Acquisition Services"); provided, however, that the Search and Acquisition Services Business shall specifically exclude: creative services, web development and other ancillary services related to, or provided in conjunction with, the Search Services or Acquisition Services, regardless of whether or not provided to a customer in connection with a Search Service or an Acquisition Service.

         "SEC" shall mean the United States Securities and Exchange Commission, or any successor thereto.

         "Second Merger Consents" shall mean all consents, notices, waivers and approvals of any Governmental Authority required to effect the Second Merger and all consents, notices, waivers and approvals of any person as required under any Contract in connection with the Second Merger or for any such Contract to remain in full force and effect without limitation, modification or alteration after the effective time of the Second Merger.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor thereto.

         "Specified Company Liabilities" shall mean the Liabilities with respect to the line items and in the amounts set forth on Schedule I hereto.

         "Specified Stockholder Liabilities" shall mean the Liabilities with respect to the line items and in the amounts set forth on Schedule II hereto.

         "Spreadsheet" shall have the meaning ascribed to such term in Section 7.10.

         "Statement of Liabilities" shall have the meaning ascribed to such term in Section 7.9.

         "Stockholder" shall mean any holder of any Company Capital Stock immediately prior to the Effective Time.

         "Tax" or, collectively, "Taxes" shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including but not limited to health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in the foregoing clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in the clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligation under any agreement or arrangement with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

         "Third Party Expenses" shall have the meaning ascribed to such term in
Section 7.13.

         "Total Outstanding Shares" shall mean the aggregate number of shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time.

         "Trading Price" shall mean $1.70.

         1.2      Certain Interpretations.

     (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to Articles, such reference shall be to an Article of this Agreement unless otherwise indicated.

     (b) The words "include", "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation".

     (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (d) References to the Company shall be deemed to refer to the Company and the Company Subsidiaries unless the context otherwise requires.


     (e) Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity.

     (f) The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

                                   ARTICLE II
                                   ----------

                                   THE MERGER
                                   ----------

     2.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware ("Delaware Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the First Merger is hereinafter sometimes referred to as the "First-Step Corporation." If, as of the Effective Time, the Tax Opinion has been delivered in accordance with Section 7.15, and all Second Merger Consents have been obtained, then as soon as practicable after the Effective Time, and as part of a single overall transaction with the First Merger and pursuant to an integrated plan, the First-Step Corporation shall be merged with and into a wholly owned subsidiary of Parent (which shall be either a corporation or a limited liability company) (such wholly owned subsidiary of Parent, "Newco" and such merger, the "Second Merger"), with Newco continuing as the surviving entity (the First Merger and the Second Merger are referred to herein together as the "Integrated Merger"). In the event that the Second Merger occurs, Newco as the surviving entity after the Second Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     2.2 Closing and Effective Time. Unless this Agreement is earlier terminated pursuant to Section 10.1 hereof, as promptly as practicable following the satisfaction or waiver of the conditions set forth in Article VIII hereof (other than those conditions which, by their terms, are to be satisfied or waived at Closing), the parties hereto shall consummate the First Merger and the other transactions contemplated hereby at a closing (the "Closing") to occur at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, One Market, Spear Tower, Suite 3300, San Francisco, California, unless another time or place is mutually agreed upon in writing by Parent, Merger Sub and the Company. The date upon which the Closing shall actually occur shall be referred to herein as the "Closing Date." On the Closing Date, the parties hereto shall cause the First Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") in customary form and substance with the Secretary of State of the State of Delaware in accordance with the applicable provisions of Delaware Law (the time of acceptance of such filing by the Secretary of State of the State of Delaware shall be referred to herein as the "Effective Time").

     2.3 Legal Effect of the First Merger. At the Effective Time, the effect of the First Merger shall be as provided under the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the First-Step Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the First-Step Corporation.

     2.4 Certificate of Incorporation and Bylaws.

     (a) Certificate of Incorporation. Unless otherwise determined by Parent prior to the Effective Time, as of the Effective Time, the Certificate of Incorporation of the Company shall be amended and restated in its entirety to read the same as the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time (except that Article I thereof shall be amended and restated in its entirety to read as follows: "The name of the corporation is Marketleap.com, Inc."), and such amended and restated Certificate of Incorporation shall be the certificate of incorporation of the First-Step Corporation until thereafter amended in accordance with Delaware Law and such Certificate of Incorporation.

     (b) Bylaws. Unless otherwise determined by Parent prior to the Effective Time, as of the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the First-Step Corporation until thereafter amended in accordance with Delaware Law, the Certificate of Incorporation of the First-Step Corporation and such Bylaws.

     2.5 Directors and Officers.

     (a) Directors. Unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the First-Step Corporation as of the Effective Time, each to hold the office of a director of the First-Step Corporation in accordance with the provisions of Delaware Law and the Certificate of Incorporation and Bylaws of the First-Step Corporation until their successors are duly elected and qualified.

     (b) Officers. Unless otherwise determined by Parent prior to the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the First-Step Corporation as of the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the First-Step Corporation.

     2.6 Capital Stock of Constituent Corporations.

     (a) Merger Sub Capital Stock. Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the First-Step Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the First-Step Corporation.

     (b) Company Capital Stock.

     (i)  Effective  Time.  Subject  to the terms of this  Agreement  (including
Sections 2.6(b), (e), (f), (g), (h) and (i), Section 2.8, Article IX, the Protective Covenant Agreements and the Escrow Agreement), at the Effective Time, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall, by virtue of the First Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into and represent the right to receive (without interest) (x) a fraction of a share of Parent Common Stock equal to the Common Merger Exchange Ratio and (y) a cash payment equal to the Common Cash Exchange Ratio, as set forth in further detail in the Spreadsheet.

     (ii) Earnout. Subject to the terms of this Agreement (including Sections 2.6(b), (f), (h) and (i), Section 2.8 and Article IX) and the Earnout Shares being greater than zero, effective as of the Earnout Determination Date, each share of Company Common Stock that was issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares), shall represent the right to receive (without interest) a fraction of a share of Parent Common Stock equal to the Earnout Exchange Ratio.

     (c)  Company-Owned  Company  Capital  Stock.  Notwithstanding  the terms of
Section 2.6(b) hereof, each share of Company Capital Stock held by the Company or any of the Company Subsidiaries immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof or consideration paid therefor.

     (d) Company Options.

     (i) Cash Payment. Each holder of a Company Option outstanding as of immediately prior to the Effective Time shall, without the need for any further action on the part of the holder thereof (except as expressly provided herein), be entitled to receive (without interest and subject to Section 2.6(f)), in accordance with the terms of this Agreement and the Company Stock Option Plan, that portion of the Option Cash Amount payable to the holder of such Company Option as set forth in the Spreadsheet.

     (ii) Assumption of Options. As soon as practicable following the Closing but effective as of the Effective Time, each Company Option outstanding as of immediately prior to the Effective Time shall be assumed by Parent as a Parent Option. Each Company Option so assumed by Parent pursuant to this Section 2.6(d) shall continue to have, and be subject to, the same terms and conditions (including vesting terms) set forth in the Company's Stock Option Plan, and the option agreements relating thereto, as in effect immediately prior to the Effective Time, except that (A) such assumed Company Option will be exercisable for that number of whole Option Merger Shares as set forth in the Spreadsheet, and (B) the per share exercise price for the Option Merger Shares issuable upon exercise of such assumed Company Option shall be equal to the exercise price for such shares set forth in the Spreadsheet, and (C) each Key Employee and the Key Consultant shall have waived all rights regarding acceleration of vesting upon a change of control, termination without cause, or constructive termination or similar provision contained in any Contract relating to Company Options, to the extent such rights are afforded therein.

     (iii) Option Consideration. The aggregate per share economic value of (x) the Option Cash Amount payable pursuant to Section 2.6(d)(i) and (y) the Option Merger Shares issuable upon exercise of Company Options assumed by Parent (as described in clauses (A) and (B) of sub-section (ii) above), shall, in the case of each share of Company Common Stock issuable upon exercise of a Company Option as of immediately prior to the Effective Time, be equal to the per share aggregate consideration payable with respect to one share of Company Common Stock outstanding as of immediately prior to the Effective Time pursuant to
Section 2.6(d)(i).

     (iv) Earnout Shares; Unexercised Parent Options. With respect to each Parent Option that remains outstanding but has not been exercised as of the Earnout Determination Date, the holder of such Parent Option shall, subject to the Earnout Shares being greater than zero, become entitled to receive (without interest), upon exercise, that number of Earnout Shares equal to the product of the Option Shares then corresponding to the unexercised portion of the Parent Option, multiplied by the Earnout Exchange Ratio.

     (v) Earnout Shares; Exercised Parent Options. With respect to any portion of a Parent Option exercised after the Effective Time through the Earnout Determination Date, the holder of such Parent Option shall, subject to the Earnout Shares being greater than zero, become entitled to receive (without interest), simultaneously with payment to Stockholders of the Earnout Shares pursuant to Section 2.6(b)(ii), that number of Earnout Shares equal to the product of the Option Shares then corresponding to the exercised portion of the Parent Option, multiplied by the Earnout Exchange Ratio.

     (e) Protective Covenant Agreement. The Common Merger Shares to be issued to the Principal Stockholders that are identified as "restricted shares" in the Spreadsheet (the "Restricted Shares") shall be subject to the terms and conditions of a Protective Covenant Agreement.

     (f) Withholding Taxes. Parent or Parent's agent shall be entitled to deduct and withhold from the amounts payable or otherwise deliverable pursuant to this Agreement, amounts required to be so deducted and withheld under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that any such amounts are so deducted and withheld, such withheld amounts shall be treated for all purposes of and under this Agreement as having been paid to the holder of shares of Company Common Stock in respect of whom such deduction and withholding was made.

     (g) Escrowed Cash and Escrowed Shares. Prior to the Closing, Parent, the Stockholder Representative and the Escrow Agent shall enter into an Escrow Agreement in the form attached hereto as Exhibit D (the "Escrow Agreement"). Notwithstanding anything to the contrary set forth in this Agreement, at the Effective Time, Parent shall withhold the Escrowed Cash from the Common Cash Amount otherwise payable, and the Escrowed Shares from the Common Merger Shares otherwise issuable, pursuant to Section 2.6(b)(i) hereof to the holders of

Company Common Stock, in each case on a pro rata basis (on the basis of the aggregate number of shares of Company Common Stock held by such holder relative to the Total Outstanding Shares) ("Pro Rata Share"). As soon as practicable following the Closing Date, Parent shall cause the Escrowed Cash and the Escrowed Shares to be deposited with the Escrow Agent. The Escrow Agent shall hold the Escrowed Cash and the Escrowed Shares as security for the indemnification obligations of the holders of Company Common Stock under Article IX hereof.

     (h) Certificate Legends. The certificates evidencing shares of Parent Common Stock to be issued pursuant to this Section 2.6 shall bear the following legend (in addition to any other legend required by law, including Rule 145 promulgated under the Securities Act):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO, (II) IN COMPLIANCE WITH RULE 144, OR (III) PURSUANT TO AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     (i) Fractional Shares. Notwithstanding anything to the contrary set forth herein, no fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each Stockholder who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such Stockholder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Trading Price (or, in the case of the Earnout Shares, the average of the closing sale price of one share of Parent Common Stock as reported on the Nasdaq National Market for the twenty (20) consecutive trading days ending two (2) trading days immediately preceding the Earnout Determination Date).

     (j) Adjustments. The definitions above shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), or other distribution in respect of Parent Common Stock, reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time (or, with respect to the Earnout Shares, the Earnout Determination Date).

     2.7 Computation of Earnout Shares. As promptly as practicable after March 31, 2005, but not later than May 15, 2005, Parent shall deliver to the Stockholder Representative a written report setting forth Parent's computation of the Earnout Revenue, together with reasonable data supporting such calculation. In the event the Stockholder Representative shall dispute the Earnout Revenue as calculated by Parent, the Stockholder Representative shall notify Parent in writing (the "Earnout Dispute Notice"), setting forth in reasonable detail the basis of the dispute, within 15 days of receiving such calculation. If the Stockholder Representative does not provide Parent with an Earnout Dispute Notice within such 15-day period, the Stockholders shall be deemed to have accepted such calculation as correct, final and binding. In the event that the Stockholder Representative provides Parent with an Earnout Dispute Notice within such 15 day period, then the Stockholder Representative and Parent shall confer in good faith for a period of up to 30 days following the delivery of the Earnout Dispute Notice, in an attempt to resolve such dispute. If a final resolution of such dispute is reached, the agreed upon Earnout Revenue shall be deemed final and binding. If, after such 30-day period, the Stockholder Representative and Parent cannot resolve such dispute, then Parent and the Stockholder Representative shall mutually agree upon a nationally recognized accounting firm to resolve such dispute, or if they cannot agree on such a firm within five (5) days, they shall each designate a nationally recognized accounting firm, and the two firms shall agree upon a third nationally recognized accounting firm, which third firm shall have the sole authority to resolve such dispute. The firm so agreed upon (the "Firm") shall as promptly as practicable (and in any event within 30 days) make a final determination of the Earnout Revenue, which shall be final and binding on the parties. Each of Parent and the Stockholder Representative shall provide the Firm with all information and documentation that the Firm reasonably requests in connection with its review of the disputed Earnout Revenue. The Stockholder Representative shall be responsible for payment of all fees and expenses and other Liabilities incurred by the Firm in connection with its review of the disputed Earnout Revenue, which amount may, at Parent's sole discretion, be deducted from, and paid by Parent to the Firm, the Escrow Fund (pursuant to the terms of this Agreement and the Escrow Agreement) or the Earnout Shares, if any, issuable hereunder (using the average of the closing sale price of one share of Parent Common Stock as reported on the Nasdaq National Market for the twenty
(20) consecutive trading days ending two (2) trading days immediately preceding the Earnout Dispute Notice); provided, however, that if the Firm in its final determination of the Earnout Revenue disagrees with Parent's calculation of the Earnout Revenue by more than 10% of Parent's original calculation, then Parent shall pay all fees and expenses of the Firm incurred in connection with resolution of the dispute. In the event of any unresolved dispute with respect to calculation of the Earnout Revenue, Parent will be under no obligation to make any payment of the Earnout Shares until such dispute is resolved as provided herein. The "Final Earnout Revenue" shall mean the final and binding Earnout Revenue determined in accordance with this Section 2.7. The date of such determination of the Final Earnout Revenue shall be the "Earnout Determination Date."

     2.8 Dissenting Shares.

     (a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Capital Stock ("Dissenting Shares") held by a holder who has not effectively withdrawn or lost such holder's appraisal rights under
Section 262 of Delaware Law or under Chapter 13 of the California Corporations Code ("California Law"), as applicable, shall not be converted into or represent a right to receive the consideration for Company Capital Stock set forth in
Section 2.6 hereof, but the holder thereof shall only be entitled to such rights as are provided by Delaware Law or California Law, as applicable.

     (b) Notwithstanding the provisions of Section 2.8(a) hereof, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's appraisal rights under Delaware Law or California Law, as applicable, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for Company Capital Stock, as applicable, set forth in Section 2.6 hereof, without interest thereon, upon surrender of the Certificate representing such shares.

     (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of Delaware Law or California Law, as applicable, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands. Notwithstanding the foregoing, to the extent that Parent or the Company (i) makes any payment or payments in respect of any Dissenting Shares in excess of the consideration that otherwise would have been payable in respect of such shares in accordance with this Agreement or (ii) incurs any other costs or expenses in respect of any Dissenting Shares (excluding payments for such shares) (together "Dissenting Share Payments"), Parent shall be entitled to indemnification in respect of such Dissenting Share Payments pursuant to Article IX hereto.

     2.9 Exchange Procedures.

     (a) Exchange of Certificates. At the Closing, each Stockholder shall deliver (x) a Letter of Transmittal in the form attached hereto as Exhibit E (the "Letter of Transmittal") and (y) the certificate(s) evidencing the shares of Company Common Stock held by such Stockholder (each a "Certificate" and collectively, the "Certificates"). Subject to surrender of a Certificate for cancellation to Parent, together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (subject to Sections 2.6(e), (f), (g), (h) and 2.6(i)), (x) a certificate representing the number of whole shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.6(b)(i) hereof, less the number of shares of Parent Common Stock to be deposited in the Escrow Account on such holder's behalf pursuant to
Section 2.6(g) hereof) and (y) a cash payment equal to the Common Cash Amount to which such holder is entitled pursuant to Section 2.6(b)(i) hereof, less the amount of cash to be deposited in the Escrow Account on such holder's behalf pursuant to Section 2.6(g), and the Certificate so surrendered shall forthwith be canceled. Thereafter, promptly following the Earnout Determination Date, the holder of record of such Certificate shall be entitled to receive the Earnout Shares, if any, pursuant to Section 2.6(b)(ii).

     (b) Common Cash Amount and Common Merger Shares. Subject to surrender of the Certificates and delivery of duly completed and validly executed Letters of Transmittal, at the Closing, (i) Parent shall deliver instructions to its transfer agent to issue the shares of Parent Common Stock issuable pursuant to
Section 2.6(b)(i) and (y) shall deliver the Common Cash Amount payable pursuant to Section 2.6(b)(i) hereof, in exchange for outstanding shares of Company Common Stock, and (ii) Parent shall (x) instruct its transfer agent to deposit into an account maintained by the Escrow Agent (the "Escrow Account") a number of shares of Parent Common Stock equal to the Escrowed Shares and (y) deposit into the Escrow Account cash equal to the Escrowed Cash.

     (c) Earnout Shares. Promptly after the Earnout Determination Date, subject to surrender of the Certificates and delivery of the duly completed and validly executed Letters of Transmittal, Parent shall instruct its transfer agent to deliver the shares of Parent Common Stock issuable pursuant to Section 2.6(b)(ii) and (d)(v).

     (d) Option Cash Amount. Promptly following the Closing, Parent shall deliver the Option Cash Amount payable pursuant to Section 2.6(d)(i) hereof.

     (e) Certificates Not Surrendered.

     (i) Until so surrendered, each Certificate outstanding after the Effective Time will be deemed for all corporate purposes to evidence only the right to receive the Common Cash Amount, Common Merger Shares and Earnout Shares, if any, pursuant to Section 2.6 hereof.

     (ii) No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock with a record date after the Effective Time will be paid to the holder of any Certificate that has not been surrendered with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section 2.9. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

     (f) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered on the books and records of the Company and as set forth in the Spreadsheet, it will be a condition of the issuance or delivery thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

     (g) No Liability. Notwithstanding anything to the contrary in this Section 2.9, none of Parent, the First-Step Corporation or any other party hereto shall be liable to a holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.10 No Further Ownership Rights in Company Capital Stock. The shares of Parent Common Stock and Common Cash Amount paid in respect of the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the First-Step Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the First-Step Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

     2.11 Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, Parent's transfer agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such amount, if any, as may be required pursuant to Section 2.6 hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the holder of such lost, stolen or destroyed Certificates to either (i) deliver a bond in such amount as it may reasonably direct, or (ii) provide an indemnification agreement in a form and substance acceptable to Parent, against any claim that may be made against Parent or its transfer agent with respect to the Certificates alleged to have been so lost, stolen or destroyed.

     2.12 Tax Consequences. If the Second Merger is completed, (i) the Integrated Merger is intended to qualify as a reorganization within the meaning of the provisions of Section 368(a) of the Code, (ii) the parties hereto shall treat the First Merger and the Second Merger as integrated steps in a single transaction as contemplated by this Agreement, and (iii) the parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of
Section 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Neither the Company nor Parent has taken or will take any action either before or after the Closing, which could reasonably be expected to cause the Integrated Merger to fail to qualify as a reorganization, provided that (a) this sentence (and the rest of this Section 2.12) shall not apply if the Second Merger does not occur, (b) Parent and the Company shall not be considered to have breached this sentence if the Mergers fail to qualify as a reorganization solely because the terms and structure thereof as set forth in this Agreement (and related documents) do not meet the requirements for treatment as a reorganization under Code Section 368(a), and (c) Parent and the Company shall be considered to have complied with this sentence if they act consistent, in all material respects, with the statements made by them in their respective officer's certificates referenced in Section 7.15. Subject to the preceding sentence, Parent makes no representations or warranties to the Company or to any securityholder of the Company regarding the tax treatment of the First Merger or the Second Merger, or any of the tax consequences to the Company or any securityholder of the Company relating to the First Merger or the Second Merger, this Agreement, or any of the other transactions or agreements contemplated hereby. The Company and each Principal Stockholder acknowledges that it and its securityholders are relying solely on their own tax advisors in connection with the First Merger and the Second Merger, this Agreement and the other transactions and agreements contemplated hereby.

     2.13 Further Assurances. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the First-Step Corporation or the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent, Merger Sub, and the officers and directors of the Company, Parent and Merger Sub shall be fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE III


                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                  OF THE COMPANY AND THE PRINCIPAL STOCKHOLDERS
                  ---------------------------------------------


     Each of the Company and each Principal Stockholder hereby jointly and severally represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied as of the date hereof by the Company to Parent (the "Disclosure Schedule"), as follows as of the date hereof and as of the Effective Time:

     3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as currently conducted. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which such qualification or license is required. The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date and in full force and effect on the date hereof, to Parent.
Section 3.1 of the Disclosure Schedule contains a complete and accurate list of the directors and officers of the Company as of the date hereof. The operations now being conducted by the Company are not now and have never been conducted by the Company under any other name. Section 3.1 of the Disclosure Schedule also contains a complete and accurate list of every state or foreign jurisdiction in which the Company has employees or facilities.

     3.2 Authority. The Company has all requisite power and authority to enter into this Agreement and any Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Ancillary Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required on the part of the Company to authorize the Agreement and any Ancillary Agreements to which it is a party and the transactions contemplated hereby and thereby. The adoption of this Agreement and approval of the First Merger by the holders of a majority of the outstanding shares of Company Common Stock (the "Requisite Stockholder Approval") is the only approval of the Company's stockholders that is necessary to consummate the First Merger and the other transactions contemplated hereby under Delaware Law, the Certificate of Incorporation and Bylaws of the Company and any Contract to which the Company is a party or otherwise bound. The Board of Directors of the Company has unanimously approved this Agreement, the First Merger and the other transactions contemplated hereby. This Agreement and each of the Ancillary Agreements to which the Company is a party has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     3.3 Conflicts. The execution and delivery by the Company of this Agreement and any Ancillary Agreement to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, will not (x) conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Certificate of Incorporation and Bylaws of the Company, (ii) any Contract to which the Company is a party or any of its properties or assets is subject, or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets or (y) result in the imposition or creation of any Lien upon or with respect to any of the assets owned or used by the Company.

     3.4 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Authority or any third party, including a party to any Contract with the Company (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement and any Ancillary Agreement to which the Company is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) the Requisite Stockholder Approval, and (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. Section 3.4 of the Disclosure Schedule sets forth a complete and accurate list of all consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the First Merger and the Second Merger, or for any such Contracts to remain in full force and effect without limitation, modification or alteration after the Effective Time so as to preserve all rights of, and benefits to, the First-Step Corporation and the Surviving Corporation, under such Contracts from and after the Effective Time.

     3.5 Company Capital Structure.

     (a) The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock. As of the date hereof, the capitalization of the Company is as set forth in Section 3.5(a) of the Disclosure Schedule. The total number of shares of Company Capital Stock outstanding as of immediately prior to the Effective Time (assuming the conversion, exercise or exchange of all securities convertible into, or exercisable or exchangeable for, shares of Company Capital Stock and the exercise of all Company Options) will be as set forth in Section 3.5(a) of the Disclosure Schedule. The Company Capital Stock is held by the persons with the domicile addresses and in the amounts set forth in Section 3.5(a) of the Disclosure Schedule. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party or by which it is bound. All outstanding shares of Company Capital Stock and Company Options and any other rights to acquire Company Capital Stock have been issued or repurchased (in the case of shares that were outstanding and repurchased by the Company or any stockholder of the Company) in compliance with all applicable federal, state, foreign, or local statutes, laws, rules, or regulations, including federal and state securities laws. The Company has not, and will not have, suffered or incurred any Liability relating to or arising out of the issuance or repurchase of any Company Capital Stock, Company Options, or any rights to acquire Company Capital Stock, or out of any agreements or arrangements relating thereto. There are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock. The Company has no other capital stock authorized, issued or outstanding. No vesting provisions, repurchase options, risks of forfeiture or other conditions under any applicable stock restriction agreement or other agreement with the Company that are applicable to any shares of Company Capital Stock, Company Options, or to any other rights to purchase Company Capital Stock, will accelerate as a result of the First Merger or as a result of any other events (whether or not associated with the First Merger). No shares of Company Capital are unvested or subject to a repurchase option, risk of forfeiture or other condition under any applicable stock restriction agreement or other agreement with the Company.

     (b) Except for the Company Stock Option Plan, the Company has never adopted or maintained any stock option plan or other plan or agreement providing for equity compensation of any person. Section 3.5(b) of the Disclosure Schedule sets forth for each outstanding Company Option, the name of the holder of such option, the number of shares of Company Capital Stock issuable upon the exercise of such option and the exercise price of such option. Except for the Company Options, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company.

Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. As a result of the First Merger, Parent will be the sole record and beneficial holder of all issued and outstanding Company Capital Stock and all rights to acquire or receive any shares of Company Capital Stock, whether or not such shares of Company Capital Stock are outstanding.

     3.6 Subsidiaries. The Company does not have, and has never had, any Company Subsidiaries or any "affiliated" companies (within the meaning of Rule 145 promulgated under the Securities Act) and does not otherwise own, and has never otherwise owned, any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

     3.7 Company Financial Statements. Section 3.7 of the Disclosure Schedule sets forth the Company's unaudited balance sheet as of May 31, 2004, and the related unaudited statement of income, cash flow and stockholders' equity for the five-month period then ended and the unaudited balance sheets as of December 31, 2003 and 2002 and the related unaudited statements of income, cash flow and stockholders' equity for the twelve-month periods then ended (the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other (except that the Company Financial Statements do not contain footnotes and other presentation items that may be required by GAAP). The Company Financial Statements present fairly in all material respects the Company's financial condition and operating results as of the dates and during the periods indicated therein. The Company's unaudited balance sheet as of May 31, 2004, is referred to hereinafter as the "Current Balance Sheet" and the date thereof is referred to herein as the "Current Balance Sheet Date." The Company maintains and shall continue to maintain an adequate system of internal controls established and administered in accordance with GAAP.

     3.8 No Undisclosed Liabilities. The Company has no Liability (whether or not required to be reflected in financial statements in accordance with GAAP) except Liabilities (i) reflected in the Current Balance Sheet, or (ii) incurred in the ordinary course of business consistent with past practices since the Current Balance Sheet Date which do not exceed $20,000 in the aggregate.

     3.9 No Changes. Since the Current Balance Sheet Date through the date hereof, except with respect to the transactions contemplated hereby, (a) the business of the Company has been conducted in the ordinary course and consistent with past practices, (b) there has not been any employment dispute, including any claims or matters raised by any individuals or any workers' representative organization or union regarding labor trouble or claim of wrongful discharge or other unlawful employment or labor practice or action with respect to the Company, (c) there has not been any destruction of, damage to, or loss of any material assets or business of the Company, or any Significant Customer or Significant Supplier (whether or not covered by insurance) and (d) the Company has not taken any of the actions described in paragraphs (i) through (xx) of
Section 6.1 hereof.

3.10 Taxes.

     (a) As of the Closing Date, the Company will have (i) prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are or will be true and correct and have been or will be completed in accordance with applicable law and (ii) timely paid all Taxes it is required to pay.

     (b) As of the Closing Date, the Company will have timely paid or withheld with respect to its Employees all federal, state and foreign income taxes and social security charges and similar fees, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other Taxes required to be withheld, and will have timely paid all such Taxes over to the appropriate authorities.

     (c) The Company has not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

     (d) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

     (e) The Company has no liabilities for unpaid Taxes which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business.

     (f) The Company has provided to Parent or its legal counsel copies of all Tax Returns for the Company filed for all periods since its inception.

     (g) There are (and immediately following the Effective Time there will be) no Liens on the assets of the Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

     (h) The Company has no Knowledge of any basis for the assertion of any claim relating or attributable to Taxes that, if adversely determined, would result in any Lien on the assets of the Company.

     (i) None of the Company's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

     (j) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

     (k) The Company has (a) never been a member of an affiliated group (within the meaning of Code ss.1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company), (b) never been a party to any Tax sharing, indemnification or allocation agreement, (c) no liability for the Taxes of any person (other than Company or any of its subsidiaries) under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or agreement, or otherwise and (d) never been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

     (l) The Company has not been, at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

     (m) No adjustment relating to any Return filed by the Company has been proposed formally or, to the Knowledge of the Company, informally by any tax authority to the Company or any representative thereof.

     (n) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

     (o) No claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Returns that it is or may be subject to taxation by that jurisdiction.

     (p) The Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

     (q) None of the outstanding indebtedness of the Company constitutes indebtedness with respect to which any interest deductions may be disallowed under Sections 163(i), 163(l) or 279 of the Code or under any other provision of applicable law.

     (r) The Company has not engaged in a transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treasury Regulation ss.1.6011-4(b)(2).

     (s) The Company will not be required to include any income or gain or exclude any deduction or loss from taxable income as a result of any (a) change in method of accounting under Section 481(c) of the Code, (b) closing agreement under Section 7121 of the Code, (c) deferred intercompany gain or excess loss account under Treasury Regulations under Section 1502 of the Code (or in the case of each of (a), (b), and (c), under any similar provision of applicable law), (d) installment sale or open transaction disposition or (e) prepaid amount.

     (t) No Stockholder holds shares of Company Capital Stock that are non-transferable and subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code with respect to which a valid election under
Section 83(b) of the Code has not been made, and no payment to any Stockholder of any portion of the consideration payable pursuant to this Agreement will result in compensation or other income to such Stockholder with respect to which Parent, the Company or any subsidiary of Parent or the Company would be required to deduct or withhold any Taxes.

     3.11 Employee Benefit Plans and Compensation.

     (a) Section 3.11(a) of the Disclosure Schedule contains a complete and accurate list of each Company Employee Plan, each Employee Agreement under each Company Employee Plan, and each Employee Agreement. The Company has not made any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement. Section 3.11(a) of the Disclosure Schedule sets forth a table setting forth the name and compensation of each current employee of the Company.

     (b) The Company has provided to Parent (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement, including, without limitation, all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including, without limitation, administrative service agreements and group insurance contracts,
(vi) all standard COBRA forms and related notices, (ix) the most recent annual actual valuations, if any, prepared for each Company Employee Plan, (x) all discrimination tests for each Company Employee Plan for the three (3) most recent plan years, and (xi) all IRS determination, opinion and advisory letters with respect to each Company Employee Plan, if any.

     (c) The Company and its Affiliates have performed in all material respects all obligations required to be performed by them under each Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS. For each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending, or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Company or any of its Affiliates (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the Knowledge of the Company or any Affiliates, threatened by the IRS or DOL, or any other Governmental Entity with respect to any Company Employee Plan. Neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company and each Affiliate have timely made all contributions and other payments required by and due under the terms of each Company Employee Plan.

     (d) Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code, (ii) Multiemployer Plan, or (iii) plan described in Section 413 of the Code. No Company Employee Plan provides health benefits that are not fully insured through an insurance contract.

     (e) No Company Employee Plan or Employee Arrangement provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefits, except to the extent required by statute.

     (f) The Company and each Affiliate has, prior to the Effective Time, complied in all material respects with the health care continuation requirements of COBRA, FMLA, HIPAA, the Women's Health and Cancer Rights Act of 1998, the Newborns' and Mothers' Health Protection Act of 1996, and any similar provisions of state law applicable to its Employees. The Company has no unsatisfied obligations to any Employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage or extension.

     (g) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

     (h) No payment or benefit which has been, will or may be made by the Company or its Affiliates with respect to any Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

     (i) The Company: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; and (ii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, reasonably anticipated, or to the Knowledge of the Company, threatened claims or actions against the Company under any worker's compensation policy or long-term disability policy. Neither the Company nor any Affiliate has direct or indirect liability with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer. The services provided by each of the Company's and its Affiliates' Employees is terminable at the will of the Company and its Affiliates and any such termination would result in no liability to the Company or any Affiliate, except for benefits required by COBRA or other applicable statute.

     (j) No work stoppage or labor strike against the Company or any Affiliate is pending, reasonably anticipated or, to the Knowledge of the Company, threatened. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the Knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated with respect to Employees.

     (k) Neither the Company nor any Affiliate currently or has it ever had the obligation to maintain, establish, sponsor, participate in, be bound by or contribute to any International Employee Plan.

     3.12 Intellectual Property.

     (a) Section 3.12(a) of the Disclosure Schedule contains a complete and accurate list of (i) all Registered Intellectual Property owned by, or filed in the name of, the Company (the "Company Registered Intellectual Property"), and
(ii) any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

     (b) Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 3.12(a) of the Disclosure Schedule, is owned or exclusively licensed to the Company free and clear of any Liens. The Company is the sole owner or exclusive licensee of all Company Intellectual Property.

     (c) To the extent that any Intellectual Property has been developed or created independently or jointly by any person other than the Company for which the Company has, directly or indirectly, provided consideration for such development or creation, the Company has a written agreement with such person with respect thereto, and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property therein and associated Intellectual Property Rights by operation of law or by valid assignment, and has required the waiver of all non-assignable rights, including but not limited to, all author or moral rights.

     (d) The Company has not transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property, to any other person.

     (e) Other than "shrink-wrap" and similar widely available binary code and commercial end-user licenses with license fees under $1,000, but not including public or open source technology, the Company Intellectual Property constitutes all the Intellectual Property and Intellectual Property Rights used in or necessary for the conduct of the business of the Company as it currently is conducted or planned to be conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and services (including products, technology or services currently under development).

     (f) Other than (i) "shrink-wrap" and similar widely available binary code and commercial end-user licenses with license fees under $1,000, but not including public or open source technology, and (ii) other non-exclusive licenses and related agreements with respect thereto of the Company's products to end-users pursuant to written agreements that have been entered into in the ordinary course of business that do not materially differ in substance from the Company's standard form(s) of end-user license including attachments (which is or are included in Section 3.12(f) of the Disclosure Schedule), Section 3.12(f) of the Disclosure Schedule contains a complete and accurate list of all Contracts to which the Company is a party with respect to any Intellectual Property and Intellectual Property Rights. No third party who has licensed Intellectual Property or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company to such Intellectual Property that are made within the scope of the license.

     (g) Other than (i) "shrink-wrap" and similar widely available binary code and commercial end-user licenses with license fees under $1,000, but not including public or open source technology, and (ii) other non-exclusive licenses and related agreements with respect thereto of the Company's products to end-users pursuant to written agreements that have been entered into in the ordinary course of business that do not materially differ in substance from the Company's standard form(s) of end-user license including attachments (which is or are included in Section 3.12(f) of the Disclosure Schedule), Section 3.12(g) of the Disclosure Schedule contains a complete and accurate list of all Contracts between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

     (h) The operation of the business of the Company as it currently is conducted or is currently contemplated to be conducted, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company, does not and will not infringe or misappropriate the Intellectual Property Rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction. The Company has not received any notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction, nor does Company have any Knowledge of any basis therefor.

     (i) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property. There are no actions that must be taken by the Company within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Registered Intellectual Property. For each product, technology or service of the Company that constitutes or includes Intellectual Property, the Company has taken appropriate measures to make all such Intellectual Property Registered Intellectual Property except where the Company has taken all necessary and reasonable steps to protect all such Intellectual Property as a trade secret. In each case in which the Company has acquired any Intellectual Property Rights from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

     (j) There are no Contracts between the Company and any other person with respect to Company Intellectual Property or other Intellectual Property used in or necessary to the conduct of the business as it is currently conducted or planned to be conducted under which there is any dispute regarding the scope of such Contract, or performance under such Contract including with respect to any payments to be made or received by the Company thereunder.

     (k) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent by operation of law or otherwise of any Contracts to which the Company is a party, will result in (i) Parent, Merger Sub, the Company, the First-Step Corporation or the Surviving Corporation granting to any third party any right to or with respect to any Intellectual Property owned by, or licensed to, any of them, (ii) Parent, Merger Sub, the Company, the First-Step Corporation or the Surviving Corporation being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) Parent, Merger Sub, the Company, the First-Step Corporation or the Surviving Corporation being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby.

     (l) To the Knowledge of the Company, no person or entity is infringing or misappropriating any Company Intellectual Property.

     (m) The Company has taken all reasonable steps that are required or necessary to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant, and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and all current and former employees, consultants and contractors of the Company have executed such an agreement in substantially the Company's standard form, a copy of which had been delivered to Parent.

     (n) No Company Intellectual Property is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

     (o) To the Knowledge of the Company, no (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company, or (iii) conduct or statement of the Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

     (p) No government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of the Company Intellectual Property, and no Governmental Authority, university, college, other educational institution or research center has any claim or right in or to the Company Intellectual Property. No current or former employee, consultant or independent contractor of the Company who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, a university, college or other educational institution, or a research center, during a period of time during which such employee, consultant or independent contractor was also performing services for the Company.

     (q) Section 3.12(q) of the Disclosure Schedule contains a complete and accurate list of all Intellectual Property of the Company, of a third party or in the public domain that constitutes open source, public source or freeware Intellectual Property, or any modification or derivative thereof, including any version of any software licensed pursuant to any GNU general public license or limited general public license, that was used in, incorporated into, integrated or bundled with any Intellectual Property that is, or was, used by the Company in its business, or incorporated in or used in the development or compilation of any products or technology of the Company.

     (r) The Company has secured all export licenses necessary or appropriate for the distribution of the Company's products, services and technology outside of the United States, and all such licenses are in full force and effect.

     (s) The Company's products do not contain any virus, Trojan horse, worm or other software routines or hardware components designed to permit unauthorized access, to disable, erase or otherwise harm software, hardware or data.

     (t) Section 3.12(t) of the Disclosure Schedule sets forth a list of all known bugs and errors in the Company's products reported to the Company or discovered by the Company, as of the date hereof. There are no material bugs or errors in the Company's products.

     3.13 Restrictions on Business Activities. Section 3.13 of the Disclosure Schedule sets forth a complete and accurate list of each Contract (non-competition or otherwise) judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company (including any restrictions on selling, licensing, manufacturing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company, or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any person.)

     3.14 Properties.

     (a) The Company does not own any real property, nor has the Company ever owned any real property. Section 3.14(a) of the Disclosure Schedule sets forth a complete and accurate list of all real property currently leased by the Company or otherwise used or occupied by the Company for the operation of the Company's business (the "Leased Real Property"), the name of the lessor, the name and date of each lease agreement related thereto and each amendment thereto. The Company has provided Parent true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased Real Property, including all amendments, terminations and modifications thereof, and there are no other lease agreements for real property affecting the real property or to which Company is bound. All such lease Contracts are valid and enforceable and not in default by the Company, or to the Knowledge of the Company, the other party thereto, no rentals are past due, and no circumstance exists, which, with notice, the passage of time or both, could constitute a default by the Company, or to the Knowledge of the Company, the other party thereto under any such lease agreement. The Company has received no notice of a default, alleged failure to perform, or any offset or counterclaim with respect to any such lease agreement, which has not been fully remedied and withdrawn. The consummation of the First Merger, the Second Merger, and the other transactions contemplated hereby will not affect the enforceability against any person of any such lease agreement or the rights of the Company, the First-Step Corporation or the Surviving
Corporation to the continued use and possession of the real property for the conduct of business as presently conducted. The Leased Real Property is in good operating condition and repair, free from structural, physical and mechanical defects, is maintained in a manner consistent with standards generally followed with respect to similar properties, and is structurally sufficient and otherwise suitable for the conduct of the business as presently conducted.

     (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby. The foregoing assets and the Company Intellectual Property constitute all of the assets used in, and necessary for, the business of the Company as currently conducted or currently contemplated to be conducted.

     (c) Section 3.14(c) of the Disclosure Schedule contains a complete and accurate list of all material items of equipment owned or leased by the Company, and such equipment is adequate for the conduct of the business of the Company as currently conducted and as currently contemplated to be conducted and in good operating condition, regularly and properly maintained, subject to normal wear and tear.

     (d) The Company  has sole and  exclusive  ownership,  free and clear of any
Liens, of all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to its current and former customers not reserved by such customer. No person other than the Company possesses any claims or rights with respect to use of such customer information.

     3.15 Material Contracts.

     (a) Section 3.15 of the Disclosure Schedule sets forth a complete and accurate list of the following Contracts in effect as of the date hereof (together with the Contracts set forth in Sections 3.12(f) and (g) (Intellectual Property), Section 3.13 (Restrictions on Business Activities) or Section 3.14(a) (Leases), of the Disclosure Schedule, a "Material Contract" and, collectively, the "Material Contracts"):

     (i) any employment or consulting Contract with an employee or individual consultant or salesperson, or consulting or sales Contract with a firm or other organization;

     (ii) any Contract or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

     (iii) any Contract relating to the lease of personal property involving future payments in excess of $5,000 individually or $10,000 in the aggregate;

     (iv) any Contract relating to capital expenditures and involving future payments in excess of $5,000 individually or $10,000 in the aggregate;

     (v) any Contract relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

     (vi) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit (other than trade payables in the ordinary course of business consistent with past practices);

     (vii) any Contract for the purchase by the Company of goods or services involving in excess of $5,000 individually or $10,000 in the aggregate;

     (viii) any Contract for the purchase by customers of goods or services involving in excess of $5,000 individually or $10,000 in the aggregate;

     (ix) any dealer, distribution, joint marketing, strategic alliance or development Contract;

     (x) any standstill or similar Contract;

     (xi) any non-employee sales representative, original equipment manufacturer, manufacturing, value added, remarketer, reseller, or independent software vendor, or other Contract for use or distribution of the Company's products, technology or services;

     (xii) any Contract (a) of a nature required to be disclosed on Section 3.21 of the Disclosure Schedule, or (b) granting a power of attorney, agency or similar authority to another person or entity; or

     (xiii) any other Contract that (a) involves future payments in excess of $5,000 individually or $10,000 in the aggregate or more and is not cancelable without penalty within thirty (30) days, (b) has an unexpired term as of the Current Balance Sheet Date in excess of twelve months and is not otherwise listed on Section 3.15 of the Disclosure Schedule, or (c) is otherwise material to the business of the Company and not otherwise listed on Section 3.15 of the Disclosure Schedule.

     (b) The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of any Material Contract, nor does the Company have any Knowledge of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Material Contract is in full force and effect, enforceable in accordance with its terms, and the Company is not in default thereunder, nor to the Knowledge of the Company, is any party obligated to the Company pursuant to any such Material Contract in default thereunder. Following the Effective Time, the First-Step Corporation and the Surviving Corporation, will be permitted to exercise all of its rights under the Material Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay pursuant to the terms of such Material Contracts had the transactions contemplated by this Agreement not occurred.

     3.16 Insurance. Section 3.16 of the Disclosure Schedule contains a complete and accurate list of all insurance policies and bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any of its Affiliates (the "Insurance Policies"). There is no claim by the Company or any of its Affiliates pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed or that the Company or any of its Affiliates has a reason to believe will be denied or disputed by the underwriters of such policies or bonds. In addition, there is no pending claim of which its total value (inclusive of defense expenses) will exceed the policy limits. All premiums due and payable under all such policies and bonds have been paid, (or if installment payments are due, will be paid if incurred prior to the Closing Date) and the Company and its Affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no Knowledge or reasonable belief of threatened termination of, or premium increase with respect to, any of such policies.

     3.17 Litigation. There is no action, suit, claim or proceeding of any nature pending, or to the Knowledge of the Company, threatened, against the Company, its properties (tangible or intangible) or any of its officers or directors (in their capacity as such), nor to the Knowledge of the Company is there any reasonable basis therefor. There is no investigation or other proceeding pending or, to the Knowledge of the Company, threatened, against the Company, any of its properties (tangible or intangible) or any of its officers or directors (in their capacity as such) by or before any Governmental Authority, nor to the Knowledge of the Company is there any reasonable basis therefor. No Governmental Authority has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted or as presently contemplated to be conducted.

     3.18 Governmental Authorization. Each consent, license, permit, grant or other authorization (i) pursuant to which the Company currently operates or holds any interest in any of its properties, or (ii) which is required for the operation of the Company's business as currently conducted or currently contemplated to be conducted or the holding of any such interest (collectively, "Company Authorizations") has been issued or granted to the Company. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

     3.19 Compliance with Laws. The Company has complied in all material respects with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation applicable to the Company, its business or its assets (whether tangible or intangible).

     3.20 Environmental Compliance.

     (a) The Company has not (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased, or (ii) released any amount of any substance that has been designated by any Governmental Authority or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. To the Company's Knowledge, no Hazardous Materials are present in, on or under any property (including the land and the improvements, ground water and surface water thereof) that the Company has at any time owned, operated, occupied or leased.

     (b) The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law or in a manner that would result in liability to the Company, nor has the Company knowingly disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to herein as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Authority to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

     (c) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Knowledge of the Company, threatened, concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company has no Knowledge of any fact or circumstance that could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

     3.21 Interested Party Transactions. To the Knowledge of the Company, no officer, director or stockholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, or (iii) a beneficial interest in any Contract to which the Company is a party; provided, however, that ownership of no more than one percent (1%) of the outstanding capital stock of a corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 3.21. There are no Contracts with regard to contribution or indemnification between or among any of the Stockholders.

     3.22 Minute Books. The minutes of the Company made available to counsel for Parent are the only minutes of the Company and contain accurate summaries of all meetings or actions by written consent of the Board of Directors (or committees thereof) of the Company and contain all stockholder actions by written consent since the time of incorporation of the Company.

     3.23 Brokers' and Finders' Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby.

     3.24 Accounts Receivable.

     (a) The Company has made available to Parent a list of all accounts receivable of the Company as of the Current Balance Sheet Date, together with an aging schedule indicating a range of days elapsed since invoice.

     (b) All of the Company's accounts receivable arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied, and are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet or, for receivables arising subsequent to the Current Balance Sheet Date, as reflected on the books and records of the Company (which are prepared in accordance with GAAP). No person has any Lien on any of the Company's accounts receivable and no request or agreement for deduction or discount has been made with respect to any of the Company's accounts receivable.

     3.25 Warranties; Indemnities. Except for the warranties and indemnities contained in those Contracts set forth in Section 3.13 of the Disclosure Schedule and warranties implied by law, the Company has not given any warranties or indemnities relating to products or technology sold or services rendered by the Company.

     3.26 Financial Projections/Operating Plan. The Company has made available to Parent certain financial projections with respect to the Company's business which projections were prepared for internal use only. Such projections were prepared in good faith and are based on assumptions believed by the Company to be reasonable as of the date of this Agreement; provided, however, that the failure to achieve any aspect of such projections prepared in good faith shall not be deemed by itself to constitute a breach of any representation or warranty of the Company.

     3.27 Banks and Brokerage Accounts. Section 3.27 of the Disclosure Schedule sets forth (a) a complete and accurate list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or a safe deposit box or maintains a banking, custodial, trading or other similar relationship, and (b) a complete and accurate list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto.

     3.28 Customers and Suppliers. Section 3.28 of the Disclosure Schedule sets forth a complete and accurate list of the fifteen (15) largest (or if less than fifteen (15), the actual) customers of the Company on the basis of revenues collected or accrued by the Company during the last twelve (12) calendar months since the date of this Agreement (the "Significant Customers"), and includes the amount of revenues attributable to each such Significant Customer. Section 3.28 of the Disclosure Schedule sets forth a complete and accurate list of the fifteen (15) largest (or if less than fifteen (15), the actual) suppliers of the Company on the basis of cost of goods or services purchased by the Company during the last twelve (12) calendar months since the date of this Agreement (the "Significant Suppliers"), and includes the expenses attributable to each such Significant Supplier. No Significant Customer or Significant Supplier has ceased or materially reduced its purchases from or sales or provision of services to the Company since December 31, 2003, or, to the Knowledge of the Company, has threatened to cease or materially reduce such purchases or sales or provision of services since such date. To the Knowledge of the Company, no such Significant Customer or Significant Supplier is threatened with bankruptcy or insolvency.

     3.29 Representations Complete. None of the representations or warranties made by the Company herein or in any Ancillary Agreement or schedule or exhibit hereto, including the Disclosure Schedule, or in any certificate furnished by the Company pursuant to this Agreement, contains, or will contain at the Effective Time, any untrue statement of a material fact, or omits, or will omit at the Effective Time, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV
                                   ----------

                   ADDITIONAL REPRESENTATIONS AND WARRANTIES
                   -----------------------------------------
                          OF THE PRINCIPAL STOCKHOLDERS
                          -----------------------------

         Each of the Principal Stockholders hereby severally, but not jointly, represents and warrants to Parent and Merger Sub as follows:

     4.1 Organization. If such Principal Stockholder is a legal entity, such Principal Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or organization. If such Principal Stockholder is a legal entity, such Principal Stockholder has the power to own its properties and to carry on its business as currently conducted.

     4.2 Authority. If such Principal Stockholder is a legal entity, such Principal Stockholder has all requisite power and authority to enter into this Agreement and any Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. If such Principal Stockholder is an individual, such Principal Stockholder has the legal capacity to enter into this Agreement and any Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. If such Principal Stockholder is a legal entity, the execution and delivery of this Agreement and any Ancillary Agreements to which such Principal Stockholder is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of such Principal
Stockholder and no further action is required on the part of such Principal Stockholder to authorize the Agreement and any Ancillary Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement and each of the Ancillary Agreements to which such Principal Stockholder is a party has been duly executed and delivered by such Principal Stockholder and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of such Principal Stockholder, enforceable against such Principal Stockholder in accordance with their respective terms.

     4.3 No Conflict. The execution and delivery by such Principal Stockholder of this Agreement and any Ancillary Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby will not, conflict with (i) any provision of the charter documents of such Principal Stockholder if such Principal Stockholder is an entity, (ii) any material Contract to which such Principal Stockholder or any of its properties or assets is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Principal Stockholder or its properties or assets.

     4.4 Ownership of Company Capital Stock. Such Principal Stockholder is the sole record and beneficial owner of the Company Capital Stock designated as being owned by such Principal Stockholder opposite such Principal Stockholder's name in Section 3.5(a) of the Disclosure Schedule. Such Company Capital Stock is not subject to any Liens or to any rights of first refusal of any kind, and such Principal Stockholder has not granted any rights to purchase such Company Capital Stock to any other person or entity. Each Principal Stockholder has the sole right to transfer such Company Capital Stock to Parent. Such Company Capital Stock constitutes all of the Company Capital Stock owned, beneficially or of record, by such Principal Stockholder, and such Principal Stockholder has no options, warrants or other rights to acquire Company Capital Stock.

     4.5 Access to Information. Principal Stockholder has received copies of (i) Parent's Annual Report on Form 10-K for the year ended March 31, 2004 (the "Parent 10-K"), (ii) each Quarterly Report on Form 10-Q filed by Parent subsequent to the Parent 10-K, (iii) the Proxy Statement filed in connection with Parent's Annual Stockholders' Meeting held in 2003 and (iv) any reports on Form 8-K filed by Parent subsequent to the Parent 10-K. Principal Stockholder has heretofore discussed the plans, operations and financial condition with Parent's officers and has heretofore received all such information as Principal Stockholder has deemed necessary and appropriate to enable it to evaluate the financial risk inherent in making an investment in the shares of Parent Common Stock, and Principal Stockholder has received satisfactory and complete information concerning the business and financial condition of Parent in response to all inquiries in respect thereof.

     4.6 Entirely for Own Account. The Parent Common Stock to be received by such Principal Stockholder is being acquired for investment for such Stockholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Principal Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Principal Stockholder further represents that such Stockholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Parent Common Stock.

     4.7 Accredited Investor; Economic Risk. Principal Stockholder is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act. Principal Stockholder acknowledges that it is able to fend for itself, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the shares of Parent Common Stock issuable pursuant to the terms of this Agreement. Principal Stockholder realizes that an investment in the shares of Parent Common Stock will be a speculative investment and involves a high degree of risk, and Principal Stockholder is able, without impairing his financial condition.

     4.8  Restricted   Securities.   Principal   Stockholder   understands   and
acknowledges that:

     (a) The issuance of the shares of Parent Common Stock pursuant to Section 2.6(b) of this Agreement will not be registered under the Securities Act, and such shares of Parent Common Stock must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available (such as Rule 144 under the Securities Act) and Parent is under no obligation to register such shares of Parent Common Stock, except as set forth in Section 7.16 of this Agreement.

     (b) The share certificate representing the shares of Parent Common Stock issued pursuant to Section 2.6 will be stamped with the legends specified in
Section 2.6(h) hereof.

     4.9 Disposition under the Securities Act. Principal Stockholder understands that the shares of Parent Common Stock issuable pursuant to Section 2.6 are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act and that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of issuance.

     4.10 Absence of Claims by the Principal Stockholders. Such Principal Stockholder does not have any claim against the Company whether present or future, contingent or unconditional, fixed or variable under any Contract or on any other basis whatsoever, whether in equity or at law.

                                   ARTICLE V
                                   ---------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                            OF PARENT AND MERGER SUB
                            ------------------------

     Each of Parent and Merger Sub hereby represents and warrants to the Company and the Principal Stockholders, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied as of the date hereof by Parent to Company (the "Parent Disclosure Schedule"), as follows as of the date hereof and as of the Effective Time:

     5.1 Organization, Standing and Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Parent Material Adverse Effect.

     5.2 Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and any Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no further action is required on the part of Parent or Merger Sub to authorize the Agreements or the Ancillary Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement and any Ancillary Agreements to which Parent and Merger Sub are parties have been duly executed and delivered by Parent and Merger Sub and constitute the valid and binding obligations of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with their respective terms.

     5.3 No Conflicts. The execution and delivery of this Agreement and any Ancillary Agreement to which Parent or Merger Sub is a party do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any conflict with (i) any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub, (ii) any Contract to which Parent or any of its respective properties or assets are subject and which has been filed as an exhibit to the Parent 10-K and such other filings under the Securities Act or the Exchange Act which are made subsequent to the Parent 10-K and prior to the date hereof, or (iii) any judgment, order or decree applicable to Parent or Merger Sub, or (iv) any statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or their respective properties or assets, except in the case of this clause (v) where such Conflict would not have a Parent Material Adverse Effect.

     5.4 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, or any third party is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement and any Ancillary Agreements to which Parent or Merger Sub is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings that, if not obtained or made, would not have a Parent Material Adverse Effect, and
(iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

     5.5 Parent Common Stock. Parent has a sufficient number of authorized and unissued shares of Parent Common Stock reserved for issuance to complete the transactions contemplated by this Agreement. The shares of Parent Common Stock that will constitute the Merger Shares have been duly authorized, and upon consummation of the transactions contemplated by this Agreement, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances or rights of first refusal. The shares of Parent Common Stock that will constitute the Earnout Shares have been duly authorized, and upon satisfaction of the conditions precedent relating to the issuance of such Earnout Shares contemplated by this Agreement, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances or rights of first refusal.

     5.6  Parent  SEC  Documents.  A true  and  complete  copy of  each  annual, quarterly  and  other  report,  registration  statement,  and  definitive  proxy statement filed by Parent with the SEC since March 31, 2004 (the "Parent SEC Documents") is available on the Web site maintained by the SEC at http://www.sec.gov. As of their respective filing dates, except as noted therein or to the extent corrected by a subsequently filed Parent SEC Document, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and except as noted therein or to the extent corrected by a subsequently filed Parent SEC Document, none of the Parent SEC Documents contained on their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.7 Broker's and Finders' Fees. Neither Parent nor Merger Sub has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE VI
                                   ----------

                             CONDUCT OF THE COMPANY
                             ----------------------
                           PRIOR TO THE EFFECTIVE TIME
                           ---------------------------

     6.1 Conduct of Business of the Company.

     (a) Except to the extent that Parent shall otherwise consent in writing, the Company shall conduct its business and operations (including working capital and cash management practices and the collection of accounts receivable) in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, pay the debts and Taxes of the Company when due, pay or perform its other obligations when due, and, to the extent consistent with such business, preserve intact the Company's present business organizations, keep available the services of the Company's present officers, key employees and consultants and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time.

     (b) From the date hereof until the earlier of (x) termination of this Agreement pursuant to Article X and (y) the Effective Time, except to the extent that Parent shall otherwise consent in writing, the Company shall not:

     (i) cause or permit any amendments to its Certificate of Incorporation, Bylaws or other organizational documents of the Company;

     (ii) declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Capital Stock (or options, warrants or other rights exercisable therefor);

     (iii) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of capital stock of the Company or any securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities except for issuances of Company Capital Stock pursuant to the exercise of outstanding Company Options;

     (iv) grant any severance or termination pay (whether in cash, equity or otherwise) to any officer or employee except pursuant to Contracts outstanding, or policies existing, on the date hereof and set forth on Schedule 6.1(b)(iv), or adopt any new severance plan, or amend or modify or alter in any respect any such severance plan, agreement or arrangement existing on the date hereof, or grant any equity-based compensation;

     (v) adopt or amend any Company Employee Plan, enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or Employee, or increase the salaries, wage rates, or other compensation of its Employees except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed on Schedule 6.1(b)(v) or except to the extent required by law;

     (vi) except as set forth on Schedule 6.1(b)(vi), hire or terminate any Employees, or encourage any Employees to resign from the Company;

     (vii) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

     (viii) incur any indebtedness (other than trade payables in the ordinary course of business consistent with past practices) or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

     (ix) pay, discharge or satisfy, in an amount in excess of $5,000 in any one case, or $10,000 in the aggregate, Liability, other than the payment, discharge or satisfaction of Liabilities reflected or reserved against in the Current Balance Sheet;

     (x) make any expenditures (including any capital expenditures) or enter into any commitment or transaction exceeding $5,000 individually or $10,000 in the aggregate;

     (xi) sell, lease, license or otherwise dispose of any of its properties or assets (whether tangible or intangible), including without limitation the sale of any accounts receivable of the Company, except the sale of Company's products in the ordinary course of business consistent with past practices;

     (xii) revalue any of its assets (whether tangible or intangible), including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with GAAP;

     (xiii) make or change any election in respect of Taxes, adopt or change any accounting method or practices (other than as required by GAAP), enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

     (xiv) waive or release any right or claim of the Company;

     (xv) commence, threat or settle any litigation;

     (xvi) (A) sell, license or transfer to any person or entity any rights to any Company Intellectual Property or enter into any agreement with respect to any Company Intellectual Property with any person or entity, (B) buy or license any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity, (C) enter into any agreement with respect to the development of any Intellectual Property with a third party, (D) or change pricing or royalties charged by the Company to its customers or licensees, or the pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

     (xvii) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

     (xviii) enter into, renew, fail to renew, renegotiate, amend or otherwise modify, or materially breach the terms of any Material Contract;

     (xix) terminate, amend or fail to renew any Insurance Policy;

     (xx) terminate or fail to review or preserve any Company Authorization; or

     (xxi) take, or agree in writing or otherwise to take, any of the actions described in Section 6.1(b)(i) through Section 6.1(b)(xx) hereof, or any other action that would (A) prevent the Company or any of the Principal Stockholders from performing, or cause the Company or any of the Principal Stockholders not to perform, their respective covenants hereunder or (B) cause or result in any of its respective representations and warranties contained herein being untrue or incorrect.

     6.2 No Solicitation. Neither the Company nor the Principal Stockholders shall (nor shall the Company or the Principal Stockholders permit, as applicable, any of their respective officers, directors, employees, stockholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, encourage, initiate or participate in any inquiry, negotiations or discussions with respect to any offer or proposal to purchase or otherwise acquire all or any part of the Company's business, properties or technologies, or all or any amount of the Company Capital Stock (whether or not outstanding), whether by merger, purchase of assets, tender offer, license or otherwise, (b) disclose any information not customarily disclosed to any person concerning the Company's business, properties or technologies, or afford to any person or entity access to its properties, technologies, books or record not customarily afforded such access, (c) assist or cooperate with any person to make any proposal to purchase or otherwise acquire all or any part of the Company's business, properties or technologies or all or any amount of the Company Capital Stock, or (d) enter into any Contract with any person providing for any of the foregoing. In the event that the Company, any Principal
Stockholder, or any of the Company's affiliates shall receive any offer, proposal, or request, directly or indirectly, of the type referenced in clauses
(a), (c), or (d) above, or any request for disclosure or access as referenced in clause (b) above, the Company or such Principal Stockholder, as applicable, shall immediately (x) suspend any discussions with such offeror or party with regard to such offers, proposals, or requests and (y) notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section
6.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of this Section 6.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

                                  ARTICLE VII
                                  -----------

                              ADDITIONAL AGREEMENTS
                              ---------------------

     7.1 Stockholder Securities Law Compliance and Approval.

     (a) Parent shall issue the shares of Parent Common Stock to be issued to the holders of Company Common Stock pursuant to Section 2.6 hereof, pursuant to an exemption or exemptions from registration under Section 4(2) of the Securities Act or Regulation D promulgated under the Securities Act and the exemption from qualification under the laws of the State of California and other applicable state securities laws. It is acknowledged and understood that Parent is relying on written representations made by each Principal Stockholder pursuant to this Agreement.

     (b) As soon as practicable following the execution of this Agreement, Company will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to (i) convene a special meeting of the Stockholders to be held as promptly as practicable for the purpose of obtaining, or (ii) obtain, by written consent, the Requisite Stockholder Approval.

     7.2 Commercially Reasonable Efforts; Governmental Approvals; Contract Consents.

     (a) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions set forth in Article VIII hereof and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

     (b) Each of the Company and Parent shall promptly execute and file, or join in the execution and filing of, any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, whether federal, state, local or foreign, which may be reasonably required, or which Parent may reasonably request, in connection with the consummation of the First Merger and the other transactions contemplated hereby. Each of the Company and Parent shall use commercially reasonable efforts to obtain all such authorizations, approvals and consents. Each of the Company and Parent shall promptly inform the other of any material communication between the Company or Parent (as applicable) and any Governmental Authority regarding the First Merger or any other transactions contemplated hereby. If the Company or Parent or any affiliate thereof shall receive any formal or informal request for supplemental information or documentary material from any Governmental Authority with respect to the First Merger or any other transactions contemplated hereby, then the Company or Parent (as applicable) shall make, or cause to be made, as soon as reasonably practicable, a response in compliance with such request. Each of the Company and Parent shall direct, in its sole discretion, the making of such response, but shall consider in good faith the views of the other.

     (c) The Company shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals of any parties to any Contract as are required thereunder in connection with the First Merger and the Second Merger or for any such Contracts to remain in full force and effect so as to preserve all rights of, and benefits to, the First-Step Corporation and the Surviving Corporation under such Contract from and after the Effective Time.

     7.3 Notification of Certain Matters. The Company or any Principal Stockholder, as the case may be, shall give prompt notice to Parent of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which has caused or is likely to cause any representation or warranty of the Company or any Principal Stockholder, respectively and as the case may be, set forth in this Agreement to be untrue or inaccurate at or at any time prior to the Effective Time, and (ii) any failure of the Company or any Principal Stockholder, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. No information or knowledge obtained pursuant to this Section 7.3 shall affect or be deemed to modify any representation or warranty contained herein, the right to indemnification under Article IX or the conditions to the obligations of the parties to consummate the First Merger in accordance with the terms and provisions hereof.

     7.4 Access to Information. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during the period from the date hereof and prior to the Effective Time to (i) all of the Company's properties, books, contracts, commitments and records, (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request, and (iii) all employees, officers, directors, customers, suppliers and creditors of the Company as Parent considers necessary or appropriate for the purpose of familiarizing itself with the business of the Company. The Company shall afford Parent and its accountants, counsel and other representatives copies of internal financial statements (including Tax Returns and supporting documentation) and any other documentation reasonably requested by Parent, promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 7.4 shall affect or be deemed to modify any representation or warranty contained herein, the right to indemnification under
Article IX or the conditions to the obligations of the parties to consummate the First Merger in accordance with the terms and provisions hereof.

     7.5 Confidentiality. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to Section 7.4 hereof, or in connection with the negotiation and execution of this Agreement or the effectuation of the First Merger and the other transactions contemplated hereby, shall be governed by the terms of the Confidential Terms attached as Schedule B to that certain letter agreement between the Company and Parent dated as of May 26, 2004 (the "Confidential Disclosure Agreement").

     7.6 Public Disclosure. No party shall issue or make any statement or other communication or disclosure to any third party (other than their respective agents or employees of the Company) regarding this Agreement, the First Merger, Second Merger or the other transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other party hereto, subject to Parent's obligation to comply with applicable laws and the rules and regulations of the Nasdaq Stock Market.

     7.7 Rule 145 Affiliates. Schedule 7.7 hereto sets forth a complete and accurate list of all persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 promulgated under the Securities Act (each, a "Rule 145 Affiliate"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use commercially reasonable efforts to cause each Rule 145 Affiliate to enter into an Affiliate Agreement with Parent prior to the Closing unless any such Rule 145 Affiliate shall have previously entered into an Affiliate Agreement with Parent.

     7.8 Employee Plans. The Company and its Affiliates, as applicable, shall each terminate, effective as of the day immediately preceding the Closing Date any and all group severance, separation or salary continuation plans, programs, or arrangements. Parent shall receive from the Company evidence that the Company's and each of its Affiliate's, as applicable, plan(s) and/or program(s) have been terminated pursuant to resolutions of each such entity's Board of Directors (the form and substance of such resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Closing Date. The Company also shall take such other actions in furtherance of terminating such plans, policies and arrangements as Parent may reasonably require.

     7.9 Statement of Liabilities. At least three (3) business days prior to the Closing Date, the Company shall deliver to Parent a statement certified by the Chief Financial Officer of the Company (the "Statement of Liabilities") setting forth the Estimated Third Party Expenses and Estimated Specified Company Liabilities.

     7.10 Spreadsheet. On the Closing Date, the Company shall deliver to Parent a spreadsheet (the "Spreadsheet") in form and substance acceptable to the Parent, which Spreadsheet shall be certified as complete and correct by the Chief Executive Officer of the Company as of the Closing and which shall separately list, as of the Closing, (i) all holders of Company Common Stock and their respective addresses, the number of shares of Company Common Stock held by each such holder, the number of Common Merger Shares to be issued to each such holder pursuant to Section 2.6(b), the number of Common Merger Shares, if any, deemed Restricted Shares with respect to each such holder, the number of Common Merger Shares, if any, deemed Registrable Shares with respect to each such holder, the portion of the Common Cash Amount to be paid to each such holder pursuant to Section 2.6, the number of Common Merger Shares to be deposited into the Escrow Account on behalf of each such holder and the portion of the Common Cash Amount to be deposited into the Escrow Account on behalf of each such holder pursuant to Section 2.6, and, assuming the Earnout Shares are greater than zero, the number of Earnout Shares potentially issuable to each such holder pursuant to Section 2.6, and (ii) all holders of Company Options and their respective addresses, the number of shares of Company Common Stock such Company Options are exercisable for as of immediately prior to the Effective Time with respect to each such holder and the respective exercise price for such Company Options, the number of Option Merger Shares issuable upon exercise of the respective Parent Options pursuant to Section 2.6 and the respective exercise price for such Parent Options, the portion of the Common Cash Amount to be paid to each such holder pursuant to Section 2.6, and, assuming the Earnout Shares are greater than zero, the number of Earnout Shares potentially issuable upon exercise of Parent Options held by each such holder pursuant to Section 2.6.


     7.11 S-8 Registration. Promptly following the Closing Date, but in any event within thirty (30) days after the Closing Date, Parent shall file, if available for use by Parent, with the SEC a registration statement on Form S-8 registering that number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock issuable upon the exercise of all Company Options assumed by Parent with Parent Options pursuant to Section 2.6(d) hereof.

     7.12 Grant of Options to Continuing Employees. Promptly following the Closing Date, Parent shall authorize and grant to the Continuing Employees an aggregate of 450,000 options (adjusted for any stock splits, stock combinations, recapitalizations or the like) to purchase shares of Parent Common Stock under Parent's 1998 Stock Plan. The allocation of such options shall be determined by Parent, in consultation with the Principal Stockholders.

     7.13 Expenses. Whether or not the First Merger is consummated, all fees and expenses incurred in connection with (but not as a result of) the First Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby ("Third Party Expenses"), shall be the obligation of the respective party incurring such fees and expenses; provided, however, that the Stockholders shall be responsible for any Third Party Expenses incurred by the Company or any Principal Stockholder in excess of $22,500.

     7.14 Nasdaq Listing. If required, Parent shall use commercially reasonable efforts to authorize for listing on the Nasdaq Stock Market the shares of Parent Common Stock issuable in connection with the First Merger and as contemplated by this Agreement, effective upon official notice of issuance.

     7.15 Tax Opinion. If the Company receives a tax opinion from tax counsel reasonably acceptable to Parent, dated as of the Effective Time, to the effect that if the First Merger is combined with the Second Merger (assuming completion of the Second Merger as soon as practicable after the Effective Time) the Integrated Merger will, more likely than not, qualify for federal income tax purposes to be treated as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code (the "Tax Opinion"), then, provided that the Second Merger Consents have been obtained, Parent shall, as soon as practicable after the Effective Time, cause the First-Step Corporation to effect and complete the Second Merger. In support of the Tax Opinion, Parent and the Company shall each provide customary tax representation certificates to the above referenced tax counsel in the forms reasonably acceptable to their respective counsel. If the Tax Opinion is delivered pursuant to this Section 7.15, each of the Company, Newco and Parent shall report the Integrated Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code.

     7.16 Registration Rights.

     (a) Certain Definitions. For purposes of this Section 7.16:

     (i) Registration. The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

     (ii) Registrable Securities.  The term "Registrable  Securities" shall mean
(x) the shares of Parent Common Stock to be issued pursuant to Section 2.6(b) hereof that are identified as "Registrable Shares" in the Spreadsheet and (y) any shares of Parent Common Stock that may be issued as a dividend or other distribution (including shares of Parent Common Stock issued in a subdivision and split of Parent's outstanding Common Stock) with respect to, or in exchange for, or in replacement of, shares of Parent Common Stock described in clause (x) of this Section 7.16(a)(ii) or in this clause (y); excluding in all cases, however, from the definition of "Registrable Securities" any such shares that are: (a) registered under the Securities Act other than pursuant to a registration statement filed pursuant to this Agreement; (b) sold pursuant to a registration statement filed pursuant to this Agreement; or (c) sold pursuant to Rule 144 promulgated under the Securities Act or otherwise sold to the public. Except as provided in clause (y) of the first sentence of this Section 7.16(a)(ii), the term "Registrable Securities" does not include any shares of Parent Common Stock that were not issued in connection with the First Merger.

     (iii) Holder. The term "Holder" means a Stockholder who is the original holder of any Registrable Securities.

     (iv) Form S-3. The term "Form S-3" means a registration statement filed under Form S-3 under the Securities Act, as such is in effect at the Effective Time, or any successor form of registration statement under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of a substantial amount of information by reference to other documents filed by Parent with the SEC.

     (v) Rule 415. The term "Rule 415" means Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

     (b) Form S-3 Shelf Registration.

     (i) Filing and Registration Period. Subject to the terms and conditions of this Agreement, promptly following the Closing Date, but in any event within thirty (30) days after the Closing Date, Parent shall file with the SEC a registration statement on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the then outstanding Registrable Securities (the "Shelf Registration"). Prior to filing such Shelf Registration with the SEC, Parent shall consult with the Stockholder Representative with respect to the portions of the Shelf Registration that describe the manners in which resales of Parent Common Stock may be made in reliance on the Shelf Registration. Parent shall use commercially reasonable efforts to cause such Shelf Registration to be declared effective as soon as practicable after its filing and to keep the Shelf Registration continuously effective under the Securities Act for a period of time (such period of time being hereinafter called the "Registration Period" commencing on the date the Shelf Registration is declared effective under the Securities Act by the SEC (the "Date of Effectiveness") and ending at the end of the day on the one (1) year anniversary of the Closing Date. Parent shall have no duty or obligation to keep the Shelf Registration effective after the expiration of the Registration Period.

     (ii) Timing and Manner of Sales. Any sale of Registrable Securities pursuant to a Shelf Registration under this Section 7.16(b) may be made only during the Registration Period. In addition, any sale of Registrable Securities pursuant to a Shelf Registration under this Section 7.16(b) may only be made in accordance with the method or methods of distribution of such Registrable
Securities that are described in the registration statement for the Shelf Registration and permitted by such form of registration statement.

     (iii) No Underwritings. No sale of Registrable Securities under any Shelf Registration effected pursuant to this Section 7.16 may be effected pursuant to any underwritten offering without Parent's prior written consent, which may be withheld in its sole and absolute discretion.

     (iv) Material Events. In the event a material corporate development or a material corporate transaction is under consideration and Parent determines that disclosure of such development or transaction would require an amendment or supplement to the registration statement (or the related prospectus) in order to cause the prospectus to be current, then Parent shall have the right, in its sole discretion, to suspend the effectiveness of the Shelf Registration and to prohibit each Holder from effecting any sale of Registrable Securities pursuant to such Shelf Registration (and the related prospectus) until (x) the Shelf Registration has been amended, or (y) if Parent determines that an amendment would be detrimental to Parent (or would deprive Parent of the opportunity to pursue a significant favorable transaction), then for one or more periods, which shall not exceed thirty (30) days in any single instance or ninety (90) days in the aggregate.

     (v) Trading Window Compliance. The Holders acknowledge that the Parent "Statement of Policy Against Insider Trading and Guidelines with Respect to Certain Transactions in Company Securities," as such may be amended from time to time, a current copy of which has been provided to Company prior to the Closing (the "Parent Trading Policy") requires that those directors, officers and employees of Parent and its subsidiaries and those other persons whom Parent determines to be "Insiders" or otherwise subject to the "trading window" and pre-clearance requirements of the Parent Trading Policy (and members of their immediate families and households) are permitted to effect trades in Parent securities: (i) only during those specified time periods ("trading windows") in which such persons are permitted to make sales, purchases or other trades in Parent's securities under the "trading window" provisions of the Parent Trading Policy; and (ii) only after pre-clearance of such sales, purchases or other trades with a member of Parent's Insider Trading Compliance Committee. If a Holder is or becomes subject to the "trading window" and/or "pre-clearance" provisions of the Parent Trading Policy described above, then, notwithstanding anything herein to the contrary, such Holder may sell, transfer and dispose of Registrable Securities only during those trading windows during which such Insiders are permitted to effect trades in Parent stock under the Parent Trading Policy and only after pre-clearing such trades with a member of Parent's Insider Trading Compliance Committee as provided in the Parent Trading Policy.


     (c) Limitations. Notwithstanding the provisions of Section 7.16(b) above, Parent shall not be obligated to effect any registration, qualification or compliance of Registrable Securities or maintain the effectiveness of the Shelf Registration pursuant to Section 7.16(b) of this Agreement, and the Holders shall not be entitled to sell Registrable Securities pursuant to any registration statement filed under Section 7.16(b) of this Agreement, as applicable:

     (i) if Form S-3 is not then available for such offering by the Holders;

     (ii) if Parent shall determine that it would be detrimental to Parent and its stockholders for such registration statement to be in effect or such sales to be made at such time, due, for example, to the existence of a material development or potential material development involving Parent which Parent would be obligated to disclose in the prospectus contained in the Shelf Registration, in which event Parent will have the right to defer the filing of any such Shelf Registration for a period or periods of not more than thirty (30) days in one instance and ninety (90) days in the aggregate;

     (iii) if Parent is acquired and Parent Common Stock ceases to be publicly traded;

     (iv) if the SEC refuses to declare such registration effective due to the participation of any particular Holder in such registration (unless such Holder withdraws all such Holder's Registrable Securities from such registration statement); or if the manner in which any Registrable Securities are disposed of pursuant to the Shelf Registration is not included within the plan of distribution set forth in the prospectus for the Shelf Registration;

     (v) in any particular jurisdiction in which Parent would be required to qualify to do business or to file a general consent to service of process in effecting such registration, qualification or compliance, unless Parent is already subject to service of process in such jurisdiction; or

     (vi) with respect to any Registrable Securities that may be sold under Rule 144.

     (d) Furnish Information. It shall be a condition precedent to the obligations of Parent to take any action pursuant to this Section 7.16 that the selling Holders will furnish to Parent such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition and plan of distribution of such Registrable Securities as shall be required to timely effect the registration of their Registrable Securities.

     (e) Assignment. The rights of a Holder under Section 7.16 may not be assigned by Holder to any third party.

                                  ARTICLE VIII
                                  ------------

                            CONDITIONS TO THE MERGER
                            ------------------------

     8.1 Conditions to Obligations of Each Party. The respective obligations of the Company and Parent to effect the First Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

     (a) No Orders. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the First Merger illegal or otherwise prohibiting the consummation of the First Merger or any other transaction contemplated hereby.

     (b) No Injunctions. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other similar legal restraint shall be in effect that has the effect of prohibiting the consummation of the First Merger or any other transaction contemplated hereby.

     (c) Governmental Approvals. Parent and the Company shall have obtained all consents and approvals from any Governmental Authority that are necessary to consummate the First Merger and the other transactions contemplated hereby.

     (d) Requisite Stockholder Approval. The Company shall have obtained the Requisite Stockholder Approval.

     8.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the First Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Merger Sub:

     (a) Representations and Warranties. The representations and warranties of the Company and the Principal Stockholders set forth in this Agreement that are not qualified by "Company Material Adverse Effect," materiality or other similar qualification shall have been true and correct in all material respects on the date they were made and shall be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties that are made as of a particular date, which shall be true and correct in all material respects only as of such date). The representations and warranties of the Company and the Principal Stockholders set forth in this Agreement that are qualified by "Company Material Adverse Effect," materiality or other similar qualification shall have been true and correct in all respects on the date they were made and shall be true and correct in all respects on the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties that are made as of a particular date, which shall be true and correct in all respects only as of such date).

     (b) Covenants. The Company and the Principal Stockholders shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing.

     (c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event or condition of any kind or character that has had, or is reasonably likely to have, a Company Material Adverse Effect.

     (d) Litigation. There shall be no action, suit, claim, order, injunction or proceeding of any nature pending or threatened against Parent or the Company, their respective properties or any of their respective officers or directors (in their capacities as such) arising out of, or in any way connected with, the First Merger or the other transactions contemplated hereby.

     (e) Third Party Consents. Parent shall have received a consent with respect to each Contract set forth on Schedule 8.2(e) hereto, which consents shall be in a form reasonably acceptable to Parent and shall preserve all rights of, and benefits to, the First-Step Corporation and, if applicable, the Surviving Corporation, under such Contracts and shall allow such Contracts to remain in full force and effect following the First Merger and, if applicable, the Second Merger, without limitation, modification or alteration.

     (f) Termination of Agreements. The Company shall have terminated each of those Contracts set forth on Schedule 8.2(f) hereto and each such Contract shall be of no further force or effect.

     (g) Resignation of Officers and Directors. Parent shall have received a written resignation from each of the officers and directors of the Company and each Company Subsidiary, effective as of the Effective Time.

     (h) Ancillary Agreements. Each Ancillary Agreement shall be in full force and effect and none of the parties thereto shall have taken any action to rescind, revoke or otherwise repudiate such party's Ancillary Agreement(s).

(i) Employees.

     (i) All of the Key Employees shall have accepted employment offers from Parent, with effect as of the Effective Time, and executed and delivered a form of Employment Proprietary Information and Inventions Agreement provided by Parent ("EPIIA"), and none of the Key Employees shall have taken any action to rescind, revoke or otherwise repudiate his or her Offer Letter or EPIIA.

     (ii) The Principal Stockholders shall have accepted employment offers from Parent, with effect as of the Effective Time, and executed and delivered an EPIIA, and none of the Principal Stockholders shall have taken any action to rescind, revoke or otherwise repudiate his or her Offer Letter, Protective Covenant Agreement or EPIIA.

     (iii) The Key Employees and the Principal Stockholders shall continue to be employed by the Company at the Closing and shall not have given any notice or other indication that they are not willing or do not intend to be employed by Parent or a subsidiary of Parent (as Parent shall designate), following the First Merger or the Second Merger, as the case may be.

     (iv) Each Continuing Employee shall have executed and delivered an EPIIA and Offer Letter, and none of the Continuing Employees shall have taken any action to rescind, revoke or otherwise repudiate his or her EPIIA or Offer Letter.

     (j) Consulting Agreements. Parent shall have received executed copies of each Required Consulting Agreement in the forms attached hereto as Exhibits F-1 and F-2 (the "Required Consulting Agreements"), and each such Required Consulting Agreement shall be in full force and effect as of the Effective Time.

     (k) Relocation Agreements. Parent shall have received an executed copy of the Boswell Relocation Agreement in the form attached hereto as Exhibit G (the "Boswell Relocation Agreement"), and such Boswell Relocation Agreement shall be in full force and effect as of the Effective Time.

     (l) Amendment to Option Plan. The Company Stock Option Plan shall have been amended to provide as set forth in Exhibit H hereto (the "Plan Amendment"), which Plan Amendment shall have been consented to by each holder of a Company Option outstanding as of the date of such amendment, and such Plan Amendment shall be in effect as of the Effective Time.

     (m) Release. Parent shall have received a fully executed copy of the Lease Assumption Agreement, Release and Consent in the form attached hereto as Exhibit I (the "Release Agreement") with respect to that certain property leased by the Company located in San Francisco California, and such Release Agreement shall be in full force and effect as of the Effective Time.

     (n) Certificate of the Company. Parent shall have received a certificate of the Company, executed by the Chief Executive Officer of the Company, certifying as to the matters set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) hereof, which certificate will include a reaffirmation of the representations and warranties of the Company set forth in this Agreement and the Ancillary Agreements as of the Effective Time.

     (o) Certificate of the Principal Stockholders. Parent shall have received a certificate of each of the Principal Stockholders certifying as to the matters set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) hereof, which certificate will include a reaffirmation of the representations and warranties of the Principal Stockholders set forth in this Agreement and the Ancillary Agreements as of the Effective Time.

     (p) Good Standing Certificates. Parent shall have received a long-form good standing certificate with respect to the Company issued by the Secretary of State of the State of Delaware, a good standing certificate with respect to Company issued by the Secretary of State of the State of California, a tax good standing certificate with respect to the Company issued by the California Franchise Tax Board and a good standing certificate with respect to the Company issued by the Secretary of State of the State of Texas, each dated within a reasonable period prior to the Closing.

     (q) Exemption Available. Parent shall be reasonably satisfied that the issuance of Parent Common Stock in the First Merger and as contemplated by this Agreement is otherwise exempt from registration under the Securities Act pursuant to Regulation D promulgated under the Securities Act.

     (r) Legal Proceedings. No Governmental Authority shall have commenced, or notified either Parent or the Company or any of their respective representatives that such Governmental Authority intends to commence, proceedings to restrain, prohibit, condition, rescind or take any substantially similar action with respect to any of the transactions contemplated by this Agreement or any of the Ancillary Agreements, unless such Governmental Authority shall have withdrawn such notice and abandoned all such proceedings.

     (s) Legal Opinion. Parent shall have received a legal opinion from Shannon, Gracey, Ratliff & Miller, legal counsel to the Company, as to the matters set forth in Exhibit K.

     (t) Tax Opinion. Company shall have received the Tax Opinion and delivered a copy to Parent.

     (u) FIRPTA Certificate. Parent shall have received a certificate, in a form reasonably acceptable to Parent, for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3), validly executed by the Chief Executive Officer of the Company.

     8.3   Conditions   to   Obligations   of  the  Company  and  the  Principal
Stockholders. The obligations of the Company and each of the Principal Stockholders to consummate the First Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company and the Principal Stockholders:

     (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement that are not qualified by "Parent Material Adverse Effect," materiality or other similar qualification shall have been true and correct in all material respects on the date they were made and shall be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties that are made as of a particular date, which shall be true and correct in all material respects only as of such date). The representations and warranties of Parent and Merger Sub set forth in this Agreement that are qualified by "Parent Material Adverse Effect," materiality or other similar qualification shall have been true and correct in all respects on the date they were made and shall be true and correct in all respects on the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties that are made as of a particular date, which shall be true and correct in all respects only as of such date).

     (b) Covenants. Each of Parent and Merger Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Closing Date

     (c) Certificate of Parent. The Company shall have received a certificate of Parent, executed by a duly authorized officer of Parent, certifying as to the matters set forth in Section 8.3(a) and Section 8.3(b) hereof.

                                   ARTICLE IX
                                   ----------

                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

     9.1 Survival of Representations, Warranties and Covenants. The representations and warranties of the Company and the Principal Stockholders set forth in this Agreement, any certificate or other instrument delivered pursuant hereto, or any Ancillary Agreement, shall survive for a period of twelve (12) months following the Closing Date; provided, however, that (i) the representations and warranties set forth in Section 3.2 (Authority), Section 3.5 (Company Capital Structure), Section 4.2 (Authority) and Section 4.4 (Ownership of Shares) shall survive indefinitely, (ii) the representations and warranties set forth in Section 3.11 (Employee Benefits) and Section 3.12 (Intellectual Property) shall survive until the third (3rd) anniversary of the Closing Date, and (iii) the representations and warranties set forth in Section 3.10 (Tax Matters) shall survive until sixty (60) days after the expiration of the applicable statute of limitations, including any extensions thereof. (the expiration of each respective period, a "Termination Date"). If a Notice of Claim has been delivered in compliance with this Article IX prior to the applicable Termination Date, then such representations, warranties, covenants and obligations, as the case may be, shall survive as to such claim until the claim has been finally resolved. The representations and warranties of Parent and Merger Sub set forth in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement or any Ancillary Agreement, shall terminate at the Closing. The agreements and covenants contained in this Agreement shall survive the Closing in accordance with their respective terms.

     9.2 Indemnification. The Stockholders (each, an "Indemnifying Party" and collectively, the "Indemnifying Parties") shall jointly and severally indemnify and hold Parent and its affiliates, including the First-Step Corporation, the Surviving Corporation, and their respective officers, directors, employees, agents, successors and assigns (each, an "Indemnified Party" and collectively, the "Indemnified Parties"), harmless against all Losses incurred or sustained by the Indemnified Parties, or any of them, directly or indirectly, as a result of, arising out of or relating to (i) any breach of a representation or warranty of the Company or the Principal Stockholders set forth in this Agreement or in any certificate or instrument delivered in connection herewith (including, without limitation, the Spreadsheet) or in any Ancillary Agreement, (ii) any failure by the Company or the Principal Stockholders to perform or comply with any covenant applicable to any of them contained in this Agreement or in any Ancillary Agreement, (iii) any Dissenting Share Payments, (iv) any Specified Company Liability, to the extent such Liability is in excess of the corresponding Estimated Specified Company Liability amount set forth on the Statement of Liabilities, and (v) any Third Party Expenses, to the extent such Liability is in excess of $22,500 and such amount has not reduced the Common Cash Amount, and
(vii)  any  fraud,   willful  breach  or  intentional   misrepresentation.   The
Indemnifying Parties shall not have any right of contribution from the First-Step Corporation, the Surviving Corporation or Parent with respect to any Loss claimed by an Indemnified Party.

     9.3 Limitations on Indemnification.

     (a) If the First Merger is consummated, the Indemnified Parties may not recover pursuant to the indemnity set forth in Section 9.2(i) hereof unless and until one or more Notices of Claim identifying Losses in excess of $20,000 in the aggregate (the "Threshold Amount") has or have been delivered to the Stockholder Representative in accordance with Section 9.4 hereof, in which case Parent shall be entitled to recover pursuant to the indemnity set forth in
Section 9.2(i) hereof in respect of all such Losses so identified ; provided, however, that the limitations set forth in this Section 9.3(b) shall not apply to any claim for indemnification arising out of a breach of the representations and warranties set forth in Section 3.2 (Authority), Section 3.5 (Company Capital Structure), Section 3.8 (Undisclosed Liabilities), Section 4.2 (Authority), and Section 4.4 (Ownership of Shares).

     (b) It is understood that nothing in this Agreement shall eliminate the ability of any party hereto to apply for equitable remedies to enforce the other parties' obligations under this Agreement.

     9.4 Notice of Claim.

     (a) As used herein, the term "Claim" means a claim for indemnification of an Indemnified Party under this Article IX. Subject to the terms of this Agreement, Parent shall give written notice of a Claim (a "Notice of Claim") to the Stockholder Representative (with a copy to the Escrow Agent if the Claim involves recovery against the Escrow Fund) promptly after Parent becomes aware of the existence of any potential claim by an Indemnified Party for indemnification from the Indemnifying Parties under this Article IX.

     (b) Each Notice of Claim by Parent given pursuant to Section 9.4(a) shall contain the following information: (i) that Parent has directly or indirectly incurred, paid or properly accrued (in accordance with GAAP) or, in good faith, believes it shall have to directly or indirectly incur, pay or accrue (in accordance with GAAP), Losses in an aggregate stated amount arising from such Claim (which amount may be the amount of damages claimed by a third party in an action brought against Parent based on alleged facts, which if true, would give rise to liability for Losses to Parent under this Article IX); and (ii) a brief description, in reasonable detail (to the extent reasonably available to Parent), of the facts, circumstances or events giving rise to the alleged Losses based on Parent's good faith belief thereof, including the identity and address of any third-party claimant (to the extent reasonably available to Parent) and copies of any formal demand or complaint, the amount of Losses, the date each such item was incurred, paid or properly accrued, or the basis for such anticipated liability, and the specific nature of the breach to which such item is related.

     (c) Parent may submit a Notice of Claim at any time during the period commencing with the Effective Time and ending on the applicable Termination Date, but shall not be permitted to bring a Notice of Claim at any time after the applicable Termination Date (and any delivery or attempted delivery of a Notice of Claim after such time shall be void and of no force or effect). Notwithstanding anything contained herein to the contrary, any Claims for Losses specified in any Notice of Claim delivered to the Stockholder Representative prior to expiration of the applicable Termination Date shall remain outstanding until such Claims for Losses have been resolved or satisfied, notwithstanding the passage of the applicable Termination Date. Until the applicable Termination Date, no delay on the part of Parent in giving the Stockholder Representative a Notice of Claim shall relieve any Indemnifying Parties from any of their respective obligations under this Article IX unless (and then only to the extent that) the Stockholder Representative or the Indemnifying Parties are materially prejudiced thereby.

     9.5 Resolution of Notice of Claim. Each Notice of Claim given by Parent shall be resolved as follows:

     (a) If, within fifteen (15) business days after a Notice of Claim is received by the Stockholder Representative, the Stockholder Representative does not contest such Notice of Claim in writing to Parent, the Stockholder Representative shall be conclusively deemed to have consented, on behalf of all Indemnifying Parties, (i) to the recovery by Parent of the full amount of Losses specified in the Notice of Claim in accordance with this Article IX by forfeiture of that portion of the Escrow Fund having an aggregate value equal to such Losses (the value of the Escrowed Shares to be calculated on the basis of the Trading Price, and the composition of any recovery from the Escrow Fund, as between Escrowed Shares and Escrowed Cash to be at Parent's option), and (ii) without further notice, to have stipulated to the entry of a final judgment for damages against the Indemnifying Parties for such amount in any court having jurisdiction over the matter where venue is proper.

     (b) If the Stockholder Representative gives Parent written notice contesting all or any portion of Claim included within a Notice of Claim (a "Contested Claim") (with a copy to the Escrow Agent if the Claim involves recovery against the Escrow Fund) within the fifteen (15) business day period specified in Section 9.5(a) hereof, then such Contested Claim shall be resolved by either (i) a written settlement agreement executed by the respective Indemnified Parties and the Stockholder Representative (a copy of which shall be furnished to the Escrow Agent, if applicable) or (ii) in the absence of such a written settlement agreement within thirty (30) business days following receipt by Parent of the written notice from the Stockholder Representative, by litigation between the Indemnified Parties and the Stockholder Representative in accordance with the terms and provisions of Section 9.5(d) hereof.

     (c) In addition to any other remedies available to the Indemnified Parties, Parent shall be entitled to set-off any indemnifiable Loss that is in excess of the Escrow Fund or that arises after the Release Date against the obligation to issue Earnout Shares.

     (d) Either an Indemnified Party or the Stockholder Representative may bring suit in the courts of the State of California and the Federal courts of the United States of America located within the County of San Mateo or San Francisco in the State of California to resolve any Contested Claim. Judgment upon any award rendered by the trial court may be entered in any court having jurisdiction.

     9.6 Release of Escrow Fund. Subject to the following requirements, the Escrow Fund then held by the Escrow Agent shall be released by the Escrow Agent to the former holders of Company Common Stock at 5:00 p.m., local time at Parent's headquarters, on the twelve (12) month anniversary of the Closing Date (the "Release Date"); provided, however, that the escrow period shall not terminate with respect to any amount which, in the reasonable judgment of Parent, is necessary to satisfy any unsatisfied claims specified in any Notice of Claim theretofore delivered to the Escrow Agent and the Stockholder Representative prior to the Release Date with respect to facts and circumstances existing prior to the Release Date ("Unresolved Claims"). On the Release Date, the Escrow Agent shall deliver the entire remaining portion of the Escrow Fund other than amounts set forth in any such pending Notices of Claim to satisfy any Unresolved Claims, as described above, in the following manner: (i) first, to the Stockholder Representative for any Stockholder Representative Expenses, and, if there is any amount remaining in the Escrow Fund after accounting for amounts reserved for Unresolved Claims, and (ii) then to the former holders of Company Common Stock in proportion to their respective Pro Rata Share of the remaining Escrow Fund. Thereafter, as soon as any such Unresolved Claims have been resolved, the Escrow Agent shall deliver the remaining portion of the Escrow Fund, if any, no longer required to satisfy such previously Unresolved Claims in the manner set forth in the preceding sentence.

     9.7 Third-Party Claims. In the event Parent becomes aware of a third party claim (a "Third Party Claim") which Parent reasonably believes may result in a demand for indemnification pursuant to this Article IX, Parent shall notify the Stockholder Representative of such claim, and the Stockholder Representative shall be entitled on behalf of the Indemnifying Parties, at its expense, to participate in, but not to determine or conduct, the defense of such Third Party Claim. Parent shall have the right in its sole discretion to conduct the defense of, and to settle, any such Third Party Claim; provided, however, that except with the prior written consent of such settlement by the Stockholder Representative (which consent shall not be unreasonably withheld or delayed), no settlement of any such Third Party Claim with third party claimants shall be determinative of the amount of Losses relating to such matter. In the event that the Stockholder Representative has consented to any such settlement, the Indemnifying Parties shall have no power or authority to object under any provision of this Article IX to the amount of any Third Party Claim by Parent against the Escrow Fund with respect to such settlement.

     9.8 Stockholder Representative.

     (a) Each Stockholder hereby appoints the Stockholder Representative as its agent and attorney-in-fact, to give and receive notices and communications, to authorize payment to any Indemnified Party from the Escrow Fund in satisfaction of claims by any Indemnified Party, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, to assert, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, any other claim by any Indemnified Party against any Stockholder or by any such Stockholder against any Indemnified Party or any dispute between any Indemnified Party and any such Stockholder, in each case relating to this Agreement, the Escrow Agreement or the transactions contemplated hereby and thereby, and to take all other actions that are either

(i) necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement or the Escrow Agreement. The Stockholder Representative may be changed by the Principal Stockholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided, however, that the Stockholder Representative may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. A vacancy in the position of Stockholder Representative may be filled by the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive any compensation for its services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from the Stockholders.

(b) The Stockholder Representative shall not be liable for any act done or omitted hereunder as Stockholder Representative while acting in good faith and in the exercise of reasonable judgment. The Stockholders on whose behalf the Escrow Fund was contributed to the Escrow Account shall indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Representative ("Stockholder Representative Expenses"). Promptly after the Release Date, and subject to
Section 9.6, any shares of Parent Common Stock, Cash Amount or other property that remain available in the Escrow Fund shall constitute security for the indemnification obligations set forth in the immediately preceding sentence and shall be released to the Stockholder Representative upon delivery by the Stockholder Representative to Parent and the Escrow Agent prior to the Release Date of a certificate signed by an officer of the Stockholder Representative:
(1) stating that the Stockholder Representative is entitled to such indemnity payment, (2) specifying in reasonable detail the basis of such claim, and (3) any additional documentation evidencing the validity of the Stockholder Representative Expenses reasonably requested by the Escrow Agent, Parent or any holder of Company Common Stock. A decision, act, consent or instruction of the Stockholder Representative, including but not limited to an amendment, extension or waiver of this Agreement pursuant to Section 10.3 and Section 10.4 hereof, shall constitute a decision of the Stockholders and shall be final, binding and conclusive upon the Stockholders; and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of the Stockholders. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.


                                   ARTICLE X
                                   ---------

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

     10.1 Termination. Except as provided in Section 10.2 hereof, this Agreement may be terminated and the First Merger abandoned at any time prior to the
Closing:

     (a) by unanimous agreement of Parent and the Company;

     (b) by Parent or the Company, if the Closing Date shall not have occurred by August 31, 2004; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the First Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

     (c) by Parent or the Company, if the Requisite Stockholder Approval has not been obtained at a meeting of the Company's stockholders duly called and held in accordance with the Company's Certificate of Incorporation, or any postponement or adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure to obtain the Requisite Stockholder Approval at a meeting of the Company's stockholders and such action or failure to act constitutes a breach of this Agreement;

     (d) by Parent or the Company, if (i) if a court of competent jurisdiction or other Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the First Merger or any other material transaction contemplated by this Agreement, or (ii) any statute, rule, regulation or order is enacted, promulgated or issued by any Governmental Authority that would make consummation of the First Merger illegal;

     (e) by Parent, if (i) it is not in material breach of its obligations under this Agreement and (ii) there has been a breach of any representation, warranty, covenant or agreement of the Company or the Principal Stockholders contained in this Agreement such that the conditions set forth in Section 8.2(a) or (b) hereof would not be satisfied at the time of such breach and such breach has not been cured within ten (10) business days after written notice thereof to the Company or the applicable Principal Stockholder; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured;

     (f) by Parent, if the Board of Directors of the Company shall withhold, withdraw, change or otherwise modify in a manner adverse to Parent its unanimous recommendation that the Stockholders adopt this Agreement and approve the First Merger, or if the Company shall fail to include such unanimous recommendation in the Information Statement; or

     (g) by the Company, if (i) none of the Company or the Principal Stockholders is in material breach of their respective obligations under this Agreement and (ii) there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement such that the conditions set forth in Section 8.3(a) or (b) hereof would not be satisfied and such breach has not been cured within ten (10) business days after written notice thereof to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

     10.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub, the Company or the Principal Stockholders, or their respective officers, directors or stockholders, if applicable; provided, however, that each party hereto shall remain liable for any breaches of this Agreement prior to its termination; and provided further, however, that, the provisions of Section 7.5 (Confidentiality), Section 7.6 (Public Disclosure) and Section 7.13 (Expenses) hereof, Article XI hereof and this Section 10.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Article X.

     10.3 Amendment. The parties hereto may amend this Agreement at any time solely by executing an instrument in writing signed on behalf of the party against whom enforcement is sought.

     10.4 Extension and Waiver. At any time prior to the Closing, Parent, the Company and the Principal Stockholders may, to the extent legally permitted, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI
                                   ----------

                               GENERAL PROVISIONS
                               ------------------

     11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

     (a)        if to Parent, Merger Sub or Surviving Corporation to:

                Digital Impact, Inc.
                177 Bovet Road, Suite 200
                San Mateo, California 94402
                Attention: General Counsel
                Telephone No.: (650) 356-3400
                Facsimile No.: (650) 356-3410
                with a copy to:

                Wilson Sonsini Goodrich & Rosati
                Professional Corporation
                650 Page Mill Road
                Palo Alto, California 94304
                Attention: Selim Day, Esq.
                           Robert Ishii, Esq.
                Telephone No.: (650) 493-9300
                Facsimile No.: (650) 493-6811

     (b)        if to the Company, to:

                Noel McMichael
                359 Texas Street
                San Francisco, California 94107
                Telephone No.:  (415) 642-7779
                Facsimile No.:  (415) 358-4984

                with a copy to:

                Shannon, Gracey, Ratliff & Miller, LLP
                777 Main Street, Suite 3800
                Fort Worth, Texas 76102
                Attention:  Richard A. Lowe, Esq.
                Telephone No.: (817) 336-9333
                Facsimile No.: (817) 336-3735

     (c)        If to the Stockholder Representative, to:

                Noel McMichael
                359 Texas Street
                San Francisco, California 94107
                Telephone No.:  (415) 642-7779
                Facsimile No.:  (415) 358-4984

     (d) If to a Principal Stockholder, to the address set forth opposite his, her or its name in the Spreadsheet delivered to Parent at the Closing Date or to any new address delivered by such Principal Stockholder to Parent.

     11.2  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     11.3 Entire Agreement. This Agreement, the Exhibits hereto, the Disclosure Schedule, the Confidential Disclosure Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof,

     11.4 Third Party Beneficiaries. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, employee, affiliate, stockholder, partner or any party hereto or any other person unless specifically provided otherwise herein and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement except that Article II is intended to benefit holders of Company Common Stock.

     11.5 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder to its affiliates as long as Parent or any of its successors remains ultimately liable for all of Parent's obligations hereunder.

     11.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     11.7 Other Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     11.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

     11.10 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

     11.11 Tax Advisors. Each Principal Stockholder has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement, including the First Merger and the Second Merger. Each Principal Stockholder is relying solely on such advisors and not on any statements or representations of Parent or any of its agents in connection with his decision to enter into this Agreement or any Ancillary Agreement to which such Principal Stockholder is a party.

                [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Principal Stockholders and the Stockholder Representative have caused this Agreement to be executed as of the date first above written.

                                DIGITAL IMPACT, INC.

                                By:/s/ David Oppenheimer
                                   ---------------------
                                Name: David Oppenheimer
                                Title: Senior Vice President of Finance and
                                Chief Financial Officer

         IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Principal Stockholders and the Stockholder Representative have caused this Agreement to be executed as of the date first above written.


                                JUMPER ACQUISITION
                                CORPORATION

                                By:/s/ William C. Park
                                   -------------------
                                Name:  William C. Park
                                Title:  President and Chief Executive Officer

         IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Principal Stockholders and the Stockholder Representative have caused this Agreement to be executed as of the date first above written.

                                MARKETLEAP.COM, INC.

                                By:/s/ Noel McMichael
                                   ------------------
                                Name:  Noel McMichael
                                Title: President

         IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Principal Stockholders and the Stockholder Representative have caused this Agreement to be executed as of the date first above written.


                                PRINCIPAL STOCKHOLDERS

                                By:/s/ Noel McMichael
                                   ------------------
                                Name: Noel McMichael


                                By:/s/ Paul Owen
                                   -------------
                                Name: Paul Owen

         IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Principal Stockholders and the Stockholder Representative have caused this Agreement to be executed as of the date first above written.

                                STOCKHOLDER REPRESENTATIVE

                                By:/s/ Noel McMichael
                                   ------------------
                                Name:  Noel McMichael